UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Virtu Financial, Inc.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2020 annual meeting of stockholders (the "Annual Meeting") of Virtu Financial, Inc., a Delaware corporation (the "Company", "Virtu" or "we"), will be held on Friday, June 5, 2020 at 9:00 a.m. (Eastern Time). Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, the Annual Meeting will be held in a virtual meeting format only. You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/VIRT2020. You will need to have your 16-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting.

We are holding the meeting for the following purposes:

  1.
  To elect four directors to our board of directors, each to serve as a Class II director for a term of three years expiring at the annual meeting of stockholders to be held in 2023 and until such director's successor has been duly elected and qualified;

  2.
  To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

  4.
  To approve an amendment to the Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan to increase the number of shares authorized for issuance thereunder; and

  5.
  To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record as of the close of business on April 7, 2020 (the "Record Date") will be entitled to attend or vote at the Annual Meeting or any adjournment or postponement thereof.

To make it easy to vote, Internet and telephone voting are available. The instructions for voting are on the proxy card.

If you hold your shares through a bank, broker or other holder of record, please follow the voting instructions you received from the holder of record.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote your shares as soon as possible. Please mark, sign, date and return the accompanying proxy card or voting instruction form in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. Instructions are included on the proxy card and voting instruction form.

By Order of the Board of Directors
/s/ ROBERT GREIFELD Robert Greifeld Chairman

New York, New York
April 24, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 5, 2020: Virtu's Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are also available at https://materials.proxyvote.com/928254.

2020 Proxy Statement	i

Proxy Statement Summary

Virtu Financial, Inc.
One Liberty Plaza
165 Broadway
New York, New York 10006

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding the Company's 2019 fiscal year performance, please review the Company's 2019 Annual Report on Form 10-K (the "2019 Annual Report").

DATE:	Friday, June 5, 2020	LOCATION	Virtual Annual Meeting accessible at
TIME:	9:00 a.m. (Eastern Time)	OF ANNUAL	www.virtualshareholdermeeting.com/VIRT2020
MEETING:

Voting Matters

Items of Business		Board Recommendation

1
	To elect four directors to our board of directors, each to serve as a Class II director for a term of three years expiring at the annual meeting of stockholders to be held in 2023 and until such director's successor has been duly elected and qualified.	FOR each Nominee

2	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement.	FOR

3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	FOR

4	To approve an amendment to the Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan to increase the number of shares authorized for issuance thereunder.	FOR

How to Vote

You may vote using any of the following methods:

INTERNET	TELEPHONE	MAIL	VIRTUAL ANNUAL MEETING
Visit www.proxyvote.com to vote via the Internet.	Call toll-free 1-800-690-6903 in the United States or from foreign countries from any touch-tone telephone and follow the instructions.	Follow the instructions in your proxy materials.	All stockholders as of the close of business on the Record Date can vote electronically at the virtual Annual Meeting.

2020 Proxy Statement	1

PROXY STATEMENT SUMMARY

Directors and Executive Officers

The following table sets forth certain information about our directors and executive officers as of the date of this proxy statement.

				Committee Membership

Name and Primary Occupation	Director or Officer Since	Age	Independent	Audit	Compensation	Nominating and Corporate Governance	Risk

Vincent Viola Founder and Chairman Emeritus	2015	64

Douglas A. Cifu Chief Executive Officer and Director	2013	54

Robert Greifeld Chairman of the Board of Directors	2017	62

William F. Cruger, Jr. Director	2015	61

Virginia Gambale Director	2020	60

Joseph J. Grano, Jr. Director	2017	72

Glenn Hutchins Director	2017	64

John D. Nixon Director	2015	64

Christopher C. Quick Director	2016	62

John F. (Jack) Sandner Director	2015	78

David J. Urban Director	2018	56

Michael T. Viola Director	2016	33

Stephen Cavoli Executive Vice President, Markets	2017	51

Brett Fairclough Executive Vice President and Chief Operating Officer	2019	37

Alexander M. Ioffe Executive Vice President and Chief Financial Officer	2019	53

Member	Audit Committee Financial Expert

2	2020 Proxy Statement

PROXY STATEMENT SUMMARY

Board Composition

Governance Highlights

WHAT WE DO	WHAT WE DON'T DO
Pay-for-performance: A portion of the compensation program for named executive officers is designed to encourage the executives to remain focused on both our short-term and long-term operational success and to reward outstanding individual performance.	No IRC Section 280G or 409A tax gross-ups: We do not provide tax gross-ups under our change in control provisions or deferred compensation programs.

Align Incentives with Stockholders: Our executive compensation program is designed to focus our named executive officers on our key strategic, financial and operational goals that will translate into long-term value-creation for our stockholders.	No supplemental retirement plans: We do not maintain any supplemental retirement plans.

Limited perquisites: We provide limited, reasonable perquisites that we believe are consistent with our overall compensation philosophy.

2020 Proxy Statement	3

Proposal 1: Election of Directors

At the Annual Meeting, stockholders will vote to elect the four nominees named in this proxy statement as Class II directors. Each of the Class II directors elected at the Annual Meeting will hold office until the 2023 annual meeting of stockholders and until his successor has been duly elected and qualified. Our board of directors has nominated Douglas A. Cifu, Joseph J. Grano, Jr., Robert Greifeld and John F. (Jack) Sandner to serve as Class II directors for terms expiring at the 2023 annual meeting of stockholders and until each of their successors has been duly elected and qualified. The persons named as proxies will vote to elect Messrs. Cifu, Grano, Greifeld and Sandner unless a stockholder indicates that his or her shares should be withheld with respect to one or more of such nominees.

In the event that any nominee for Class II director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. All the nominees are currently serving as directors and we do not expect that the nominees will be unavailable or will decline to serve.

Our board of directors recommends that you vote FOR each of the nominees for our board of directors in this proposal 1.

4	2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Directors

Set forth below is a brief biography of each of our directors and executive officers.

On September 4, 2019, the Company announced the resignation of Joseph Molluso as Chief Financial Officer of the Company effective September 30, 2019, and named Alexander M. Ioffe to serve as the Company's Chief Financial Officer effective as of the same date. For additional information, please see the Current Report on Form 8-K filed by the Company with the SEC on September 6, 2019.

On September 4, 2019, the Company announced the appointment of Brett Fairclough to serve as the Company's Chief Operating Officer and Global Head of Business Development, effective as of the same date. For additional information, please see the Current Report on Form 8-K filed by the Company with the SEC on September 6, 2019.

On January 29, 2020, the Company announced the appointment of Virginia Gambale to serve as a Class III director of the Company, effective January 28, 2020. For additional information, please see the Current Report on Form 8-K filed by the Company with the SEC on January 29, 2020.

Class I Directors

The term of the following four Class I directors will expire at the 2022 Annual Meeting.

William F. Cruger, Jr.	Independent Director Age: 61	Board Committees: • Audit	Director Since: 2015

BACKGROUND:

Mr. Cruger became a member of our board of directors in April 2015 and has been a member of the board of directors of Virtu Financial LLC ("Virtu Financial"), which is a subsidiary of the Company and was the entity through which we conducted our business prior to our initial public offering, since February 2015. He was most recently Vice Chairman of Investment Banking at J.P. Morgan and Co., where he was responsible for key client relationships on a global basis. Previously, Mr. Cruger held a number of senior positions at J.P. Morgan, including Managing Director in the Financial Institutions group from 1996 to 2011. During this time, he also oversaw the rationalization of the firm's private equity investments in trading platforms and related ventures at Lab Morgan from 2000 to 2001. Prior to this, Mr. Cruger ran the firm's investment banking practices in Japan from 1991 to 1996, Latin America from 1989 to 1991 and Emerging Asia from 1984 to 1988. He has an M.B.A. from Columbia University and a B.A. from Clark University. Mr. Cruger currently serves on the board of MarketAxess Holdings Inc. and People's United Financial, Inc., and has previously served on the boards of Archipelago Holdings, Inc., CreditTrade, Inc. and Capital IQ, Inc.
QUALIFICATIONS:
Mr. Cruger's extensive experience in financial markets and financial leadership adds significant value to our board of directors.

2020 Proxy Statement	5

PROPOSAL 1: ELECTION OF DIRECTORS

Glenn Hutchins	Independent Director Age: 64	Board Committees: • Risk	Director Since: 2017

BACKGROUND:

Mr. Hutchins became a member of our board of directors in July 2017. Mr. Hutchins is Chairman of North Island, an investment firm based in New York, New York. He is also co-founder of Silver Lake Partners, a technology investment firm based in New York, New York and Menlo Park, California, which was founded in 1999, and where Mr. Hutchins served as co-CEO until 2011 and as Managing Director from 1999 until 2011. Prior to that, Mr. Hutchins was Senior Managing Director at The Blackstone Group from 1994 to 1999. Mr. Hutchins served as Chairman of the Board of SunGard Data Systems Inc., a software and technology services company, from 2005 until 2015, as Chairman of the Board of Instinet, Inc., and as a director of Nasdaq, Inc. He is currently a Director of AT&T, Co-Chairman of the Brookings Institution and CARE, on the Executive Committee of the Boston Celtics Basketball Team and the Obama Foundation, and a board member of the Federal Reserve Bank of New York, the New York Presbyterian Hospital and the Center for American Progress. Previously, Mr. Hutchins served as a Special Advisor in the White House on economic and health-care policy from 1993 to 1994 and as Senior Advisor on the transition of the federal administration from 1992 to 1993. He holds an A.B. from Harvard College, an M.B.A. from Harvard Business School and a J.D. from Harvard Law School.
QUALIFICATIONS:

Mr. Hutchins' qualifications to serve on our board of directors include his extensive experience and expertise in the technology and financial sectors, his public policy experience and his strong strategic focus.

Christopher C. Quick	Independent Director Age: 62	Board Committees: • Audit • Risk	Director Since: 2016

BACKGROUND:

Mr. Quick became a member of our board of directors in April 2016. Mr. Quick has more than 30 years of experience in the securities and financial services industries. He is the former CEO of Banc of America Specialist, Inc., a wholly owned subsidiary of Bank of America Corporation and member firm of the New York Stock Exchange ("NYSE"). He is also a past Vice Chairman of Global Wealth and Investment Management with Bank of America. From 1982 to 2004, he served as Chairman and Chief Executive Officer of Q&R Specialist, JJC Specialist and Fleet Specialists where he remained following the firm's acquisition by Bank of America Corporation. He is a member of the board of directors of Mutual of America. He is also a former member of the NYSE Board of Directors and the board of directors of KCG Holdings, Inc. ("KCG"). Mr. Quick received a B.S. in Finance from Fairfield University in 1979.
QUALIFICATIONS:

Mr. Quick's qualifications to serve on our board of directors include his significant experience in the financial services and securities industries, including in the specialist business, and in senior leadership roles and his substantial experience with post-merger and acquisition integration matters.

6	2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Vincent Viola	Director Age: 64	Board Committees: • None	Director Since: 2017

BACKGROUND:

Mr. Viola is our founder and has served as a member and Chairman Emeritus of our board of directors since July 2017. From November 2013 until July 2017, Mr. Viola served as our Executive Chairman and Chairman of our board of directors. He previously served as Chief Executive Officer and Chairman of the board of directors of Virtu and its predecessors since April 2008. Mr. Viola is one of the nation's foremost leaders in electronic trading. He was the founder of Virtu Financial Operating LLC ("Virtu East") in 2008, a founder of Madison Tyler Holdings, LLC ("Madison Tyler Holdings") in 2002 and is the former Chairman of the New York Mercantile Exchange ("NYMEX"). Mr. Viola started his career in the financial services industry on the floor of the NYMEX and became Vice Chairman from 1993 to 1996 and Chairman from 2001 to 2004. Mr. Viola graduated from the U.S. Military Academy at West Point in 1977. He later graduated from the U.S. Army Airborne, Infantry and Ranger Schools and served in the 101st Airborne Division. In 1983, he graduated from New York Law School.
QUALIFICATIONS:

Mr. Viola's extensive business experience in the financial services industry provides our board of directors with valuable knowledge and experience in the electronic trading and market making business. In addition, as our founder, Mr. Viola has successfully led Virtu since its inception and provides our board of directors with valuable insight regarding strategic decisions and the future direction of our Company.

Class II Directors

The term of the following four Class II directors will expire at the Annual Meeting. Messrs. Cifu, Grano, Greifeld and Sandner are the only nominees for election at the Annual Meeting, for a term that will expire at the 2023 annual meeting of stockholders and until each of their successors has been duly elected and qualified.

Douglas A. Cifu	Director Age: 54	Board Committees: None	Director Since: 2013

BACKGROUND:

Mr. Cifu has been our Chief Executive Officer and a member of our board of directors since November 2013. He previously served as Virtu's President and Chief Operating Officer and has served on its board of directors or the boards of its predecessors since co-founding the firm in April 2008. Prior to co-founding Virtu, Mr. Cifu was a partner at the international law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, where he practiced corporate law from 1990 to 2008. Mr. Cifu also previously served on the board of directors of Independent Bank Group, Inc., a regional bank holding company. Mr. Cifu completed his J.D. at Columbia Law School in 1990 and received his B.A. from Columbia University in 1987, from which he graduated magna cum laude.
QUALIFICATIONS:
Mr. Cifu's experience as a corporate attorney provides us with valuable insight regarding acquisitions, debt financings, equity financings and public markets.

2020 Proxy Statement	7

PROPOSAL 1: ELECTION OF DIRECTORS

Joseph J. Grano, Jr.	Independent Director Age: 72	Board Committees: • Audit	Director Since: 2017

BACKGROUND:

Mr. Grano, Jr. became a member of our board of directors in October 2017. Mr. Grano has more than 30 years of experience in the securities and financial services industries. Mr. Grano currently serves as the Principal Partner of the JJG Family Office, which primarily engages in advisory services. From 2001 to 2004, he was Chairman and CEO of UBS Financial Services Inc. (formerly UBS PaineWebber), where he was instrumental in helping to bring about the merger of PaineWebber with UBS in 2000, and from 1994 to 2001 he served as President of the PaineWebber Group. Prior to joining PaineWebber, he held various senior management positions with Merrill Lynch & Co., including Director of National Sales. Mr. Grano also serves as senior advisor to SkyBridge Capital, a global alternative investment firm, and served previously as Chairman of the Board of Governors of the National Association of Securities Dealers (NASD) (predecessor to the Financial Industry Regulatory Authority (FINRA)), and was formerly a member of the NASD's Executive Committee. In addition to his industry experience, Mr. Grano serves as a member of the City University of New York's Business Leadership Council and Chairman of the Corporate Advisory Board of Law Enforcement Against Drugs, and from 2002 until 2005 served as the Chairman of the Homeland Security Advisory Council. He has also previously served as the Vice Chairman of the Queens College Foundation Board of Trustees, and has previously sat on the board of directors of the YMCA of Greater New York and on the board of Lenox Hill Hospital, among his other civic and philanthropic endeavors. Mr. Grano also previously served as Captain in the U.S. Special Forces (Green Berets). Mr. Grano holds Honorary Doctorate of Law degrees from Pepperdine University and Babson College as well as Honorary Doctor of Humane Letters degrees from Queens College, City University of New York and Central Connecticut State University. In addition, he holds an Honorary Doctor of Business Administration degree from the University of New Haven.
QUALIFICATIONS:

Mr. Grano's previous senior leadership roles in the financial securities industry and public company experience provide a valuable insight regarding strategic decisions and add value to our board of directors.

Robert Greifeld	Independent Director Age: 62	Board Committees: • Compensation • N&CG	Director Since: 2017

BACKGROUND:

Mr. Greifeld became a member and the Chairman of our board of directors in July 2017. Mr. Greifeld is a co-founder of North Island LLC ("North Island") and Cornerstone Investment Capital. He previously served as Chairman of the board of directors of The Nasdaq Stock Market LLC ("NASDAQ") from January 2017 until May 2017 and as Chief Executive Officer of NASDAQ from 2003 to 2016. During his tenure, Mr. Greifeld led NASDAQ through a series of complex, innovative acquisitions that extended the company's footprint from a single U.S. equity exchange to a global exchange and technology solutions provider, nearly quadrupling revenue, growing annual operating profits by more than 24 times and achieving a market value of over $11 billion. Mr. Greifeld is a member of the Economic Club of New York and the NYU Stern Board of Overseers. He is founder and Chairman of the USA Track & Field Foundation, which supports emerging athletes and inner-city youth athletics. Mr. Greifeld holds a Master's in Business from New York University, Stern School of Business, and a B.A. in English from Iona College.
QUALIFICATIONS:
Mr. Greifeld's previous industry leadership service adds significant value to our board of directors.

8	2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

John F. (Jack) Sandner	Independent Director Age: 78	Board Committees: • Audit • Compensation	Director Since: 2015

BACKGROUND:

Mr. Sandner became a member of our board of directors in April 2015 and has been a member of Virtu Financial's board of directors since November 2011. Mr. Sandner served as a member of the board of directors of CME Group Inc. from 1978 to 2018, and as Chairman of the board for 13 years. He also served as Special Policy Advisor from 1998 to 2005. Presently Mr. Sandner serves as a consultant to CME Group. Mr. Sandner served as Chairman of E*TRADE Futures LLC from 2003-2013. Mr. Sandner previously served as President and CEO of RB&H Financial Services, L.P., a futures commission merchant and clearing firm of CME Group from 1985 to 2003. Mr. Sandner currently serves on the board of the National Futures Association and serves on the Board of Ryan Specialty Group. Mr. Sandner previously served on the board of Echo Global Logistics, Inc. and previously served on the board of Click Commerce Inc.
QUALIFICATIONS:
Mr. Sandner's extensive business experience in the electronic market making business and his previous service on the boards of other public companies adds significant value to our board of directors.

Class III Directors

The term of the following three Class III directors will expire at the 2021 Annual Meeting of Stockholders.

Virginia Gambale	Independent Director Age: 60	Board Committees: None	Director Since: 2020

BACKGROUND:

Ms. Gambale became a member of our board of directors in January 2020. Ms. Gambale is Managing Partner of Azimuth Partners LLC, a technology advisory firm facilitating the growth and adoption of emerging technologies for financial services, consumer and technology companies. Prior to starting Azimuth Partners in 2003, Ms. Gambale was an Investment Partner at Deutsche Bank Capital and ABS Ventures from 1999 to 2003. Prior to that, Ms. Gambale held the position of Chief Information Officer at Bankers Trust Alex Brown and Merrill Lynch. Ms. Gambale currently serves as a Director for JetBlue Airways Corp. (NASDAQ:JBLU), First Derivatives plc (LSE:FDP.L), and Regis Corp. (NYSE:RGS), is an Advisory Board member of Nutanix, Inc. (NASDAQ:NTNX) and serves on the NACD Risk Oversight Advisory Council. She has also served on numerous international public and private boards including Piper Jaffray Companies, Synchronoss Technologies, Motive, Inc., Workbrain and IQ Financial, among others. Ms. Gambale holds a B.S. from New York Institute of Technology-Old Westbury.
QUALIFICATIONS:

Ms. Gambale's previous experience in senior leadership positions in finance and technology and previous services on the boards of other public companies adds significant value to our board of directors. Ms. Gambale's nomination to the board of directors was recommended by the Nominating and Corporate Governance Committee of the board of directors.

2020 Proxy Statement	9

PROPOSAL 1: ELECTION OF DIRECTORS

John D. Nixon	Independent Director Age: 64	Board Committees: • Compensation • N&CG	Director Since: 2015

BACKGROUND:

Mr. Nixon became a member of our board of directors in May 2015. Mr. Nixon has more than 30 years of international experience in the interdealer broker industry with ICAP plc ("ICAP") and, previously, with Tullett Prebon. He served as a non-executive director of ICAP from 1998 to 2002 and served as executive director from May 2008 until his retirement in March 2015. Mr. Nixon was a member of ICAP's Global Executive Management Group from 2003 to 2015 with responsibility during that period for business divisions and strategic acquisitions. He represented the ICAP Americas businesses to the ICAP board, was chairman of the i-Swap business and had been responsible for the implementation of the ICAP Swap Execution Facility. Mr. Nixon holds a degree in Commerce from Queen's University, Ontario. In addition to serving on our board, Mr. Nixon serves as our representative on the board of Eris Exchange Holdings, LLC, as a Senior Advisor to Teneo Holdings and as a senior financial services advisor to Temasek USA.
QUALIFICATIONS:

Mr. Nixon's extensive business experience in the interdealer broker industry as well as his operational and strategic expertise in the financial services industry adds significant value to our board of directors.

David J. Urban	Independent Director Age: 56	Board Committees: • Risk	Director Since: 2018

BACKGROUND:

Mr. Urban became a member of our board of directors in December 2018. Mr. Urban is President of the American Continental Group, a leading bi-partisan government affairs and strategic consulting firm which provides strategic consulting services across the financial services and technology sectors, among others, where he has held various positions of increasing seniority for 17 years. Mr. Urban also previously served as an adjunct professor at the H. John Heinz III School of Public Policy and Management at Carnegie Mellon University. Mr. Urban previously served as the Chief of Staff for a United States Senator from 1997 to 2002, and from 1994 to 1997 was an attorney in private practice. From 1986 through 1991, Mr. Urban served as an artillery officer in the United States Army's 101 Airborne Division. Mr. Urban currently serves as a Director for FSD Pharma (NASDAQ: HUGE) and various other private technology focused companies. Mr. Urban holds a Bachelor of Science degree from the United States Military Academy at West Point, a Master of Government Administration degree from the University of Pennsylvania and a Juris Doctor from the Temple University School of Law.
QUALIFICATIONS:
Mr. Urban's governmental relations experience and his previous industry leadership service adds significant value to our board of directors.

10	2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Michael T. Viola	Director Age: 33	Board Committees: • N&CG • Risk	Director Since: 2016

BACKGROUND:

Mr. Viola became a member of our board of directors in April 2016. Mr. Viola previously served the Company in a variety of roles since 2011, most recently as a senior trader focused on foreign exchange products and global commodities. Mr. Viola currently serves as the President of the Viola family's private investment office, located in New York City. In addition, Mr. Viola is a member of the board of directors of Independent Bank Group, Inc., which he joined in February 2013, as well as several other private companies and non-profit organizations.
QUALIFICATIONS:
Mr. Viola's significant experience in electronic market making and his experience as the director of another public company adds significant value to our board of directors.

Executive Officers

Stephen Cavoli	EVP Age: 51	Officer Since: 2017

BACKGROUND:

Mr. Cavoli has been our Executive Vice President, Markets since December 2017, and previously served as our Senior Vice President, Strategy and Market Development since September 2015. Prior to joining Virtu, Mr. Cavoli was a Managing Director at Morgan Stanley in the electronic trading group, where he served in various roles from April 2004 to September 2015. Mr. Cavoli previously held positions at Instinet where he focused on U.S. equities trading and execution. Mr. Cavoli graduated from the U.S. Military Academy at West Point in 1992 and has served as an Infantry Officer in the United States Army.

Brett Fairclough	COO Age: 37	Officer Since: 2019

BACKGROUND:

Mr. Fairclough was appointed our Executive Vice President, Chief Operating Officer and Global Head of Business Development in September 2019. Mr. Fairclough has been an employee of the Company and its predecessors since 2007, previously serving as the Company's Managing Director of Asia Pacific and Chief Executive Officer of Virtu Singapore Pte. Ltd., the Company's Singapore-based subsidiary, since 2014. Prior to that, he served as Chief Compliance Officer of the Company's broker-dealer subsidiaries. He has also worked closely with exchanges and other industry participants to foster the growth and development of securities markets globally. Mr. Fairclough received a B.A. from the University of California at Los Angeles.

2020 Proxy Statement	11

PROPOSAL 1: ELECTION OF DIRECTORS

Alexander M. Ioffe	CFO Age: 53	Officer Since: 2019

BACKGROUND:

Mr. Ioffe was appointed our Executive Vice President and Chief Financial Officer in September 2019. Mr. Ioffe has more than 18 years of experience in financial services, including most recently as the Chief Financial Officer of the broker-dealer subsidiary of Interactive Brokers Group, Inc. (Nasdaq: IBKR), where he served from 2003 until coming to Virtu in 2019. At IBKR, Mr. Ioffe participated in the substantial growth of the brokerage business, drove automation in the accounting and financial regulatory functions, played a key role in the company's initial public offering and managed public reporting and investor relations thereafter. Mr. Ioffe previously served in senior financial roles at Datek Online Holding Corp. from 2000 to 2002 and Bertelsmann from 1994 to 1998, and as an information technology consultant at Accenture from 1989 to 1994. Mr. Ioffe received a B.S. in Mechanical Engineering from Lehigh University and an M.B.A. from Columbia University.

12	2020 Proxy Statement

Corporate Governance

Board Composition

Our board of directors consists of 12 directors. In accordance with our amended and restated certificate of incorporation and bylaws, the number of directors on our board of directors will be determined from time to time by the board of directors but shall not be less than three persons nor more than 20 persons.

Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Vacancies and newly created directorships on the board of directors may be filled at any time by the remaining directors. In addition, at any point prior to the occurrence of the time at which TJMT Holdings LLC (the "Founder Member"), an affiliate of Mr. Vincent Viola, our founder and Chairman Emeritus, or any of its affiliates or permitted transferees, no longer beneficially own shares representing 25% of our issued and outstanding common stock (the "Triggering Event"), vacancies on the board of directors may also be filled by the affirmative vote of a majority of our outstanding shares of common stock.

Until the Triggering Event occurs, any director may be removed with or without cause by the affirmative vote of a majority of our outstanding shares of common stock. Thereafter, directors may be removed only for cause by the affirmative vote of at least 75% of our outstanding shares of common stock. At any meeting of the board of directors, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes.

Our amended and restated certificate of incorporation provides that the board of directors is divided into three classes of directors, with staggered three-year terms, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of the board of directors will be elected each year.

Controlled Company Status

The Founder Member currently controls more than 50% of our combined voting power, and as a result, we are considered a "controlled company" for the purposes of NASDAQ rules and corporate governance standards. As a "controlled company," we are permitted and may from time to time elect (and have elected) not to comply with certain NASDAQ corporate governance requirements, including those that would otherwise require our board of directors to have a majority of independent directors and require that we establish either a Compensation or Nominating and Corporate Governance Committee each composed entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees for directors is determined or recommended to the board of directors by the independent members of the board of directors.

Director Independence

Our board of directors has determined that Messrs. Cruger, Grano, Greifeld, Hutchins, Nixon, Quick, Sandner and Urban and Ms. Gambale are each "independent directors", as such term is defined by the applicable rules and regulations of NASDAQ.

Family Relationships of Directors and Executive Officers

Other than Michael T. Viola, who is the son of Vincent Viola, our founder and Chairman Emeritus, none of the current directors or officers, or nominees for director, is related to any other officer or director of the Company or to any nominee for director.

2020 Proxy Statement	13

CORPORATE GOVERNANCE

Board of Directors Leadership Structure

We currently separate the roles of chairman of the board of directors and chief executive officer. Mr. Greifeld serves as chairman of our board of directors. This structure enables the board of directors to effectively exercise its role in oversight of Virtu while allowing our Chief Executive Officer to focus on the management of the day-to-day conduct of our business. The board may review and change its leadership structure in the future.

Board of Directors Role in Risk Oversight

It is the duty of our board of directors to serve as a prudent fiduciary for stockholders and to oversee the management of our Company.

Our Risk Committee, under powers delegated to it by our board of directors, is responsible for overseeing areas of risk that are not the primary responsibility of another committee of our board of directors or retained for oversight of the full board, including (i) cybersecurity, information security and information technology risk, (ii) trading, capital and liquidity risk and (iii) enterprise risk.

Our Audit Committee, under powers delegated to it by our board of directors, is also responsible for discussing with management the major financial, legal, compliance and other significant risks. Our Audit Committee works directly with members of senior management and our internal audit team to review and assess (i) the adequacy of the Company's internal controls, including significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data, and management's response and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. In addition, the Audit Committee meets as appropriate (i) as a committee to discuss our risk management policies and exposures and (ii) with our independent auditors to review our internal control environment and potential significant risk exposures.

Our Compensation Committee oversees the management of risks relating to our executive compensation programs and employee benefit plans. In fulfilling its duties, the Compensation Committee reviews at least annually our executive compensation programs, meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions and reports as appropriate to our board of directors.

The Nominating and Corporate Governance Committee oversees the management of risks relating to our corporate governance structure and director selection process.

Our board of directors as a whole also engages in the oversight of risk in various ways. It sets goals and standards for our employees, officers and directors. During the course of each year, our board of directors reviews the structure and operation of various of our departments and functions. In these reviews, our board of directors discusses with management material risks affecting those departments and functions and management's approach to mitigating those risks. Our board of directors also reviews and approves management's operating plans and any risks that could affect the results of those operating plans. In its review and approval of Annual Reports on Form 10-K (including any amendments thereto), our board of directors reviews our business and related risks, including as described in the "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the reports. The Audit Committee reviews these risks quarterly in connection with the preparation of Quarterly Reports on Form 10-Q.

When our board of directors reviews particular transactions and initiatives that require its approval, or that otherwise merit its involvement, it generally includes related analysis and risk mitigation plans among the matters addressed with senior management. The day-to-day identification and management of risk is the responsibility of our management. As the market environment, industry practices, regulatory requirements and our business evolve, we expect that senior management and our board of directors will respond with appropriate risk mitigation strategies and oversight.

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CORPORATE GOVERNANCE

Board and Committee Meetings; Annual Meeting Attendance

During the year ended December 31, 2019:

  •
  the board of directors held five meetings and acted by written consent seven times;

  •
  the Audit Committee held nine meetings and acted by written consent three times;

  •
  the Risk Committee held five meetings and did not act by written consent;

  •
  the Nominating and Corporate Governance Committee held one meeting and did not act by written consent; and

  •
  the Compensation Committee held two meetings and acted by written consent four times.

In the year ended December 31, 2019, no member of our board of directors attended fewer than 75% of the aggregate of: (i) the total number of meetings of the board of directors (held during the period for which he or she has been a director) and (ii) the number of meetings held by all committees of the board of directors (during the periods that he or she served on such committees).

According to our Corporate Governance Guidelines, our directors are expected to attend the annual meeting of stockholders, meetings of the board of directors and meetings of committees on which they serve and to spend the time needed, and meet as frequently as necessary, to properly discharge their responsibilities. Four of our directors attended our 2019 annual meeting of stockholders. Directors are expected to review meeting materials prior to board of director and committee meetings and, when possible, should communicate in advance of meetings any questions or concerns that they wish to discuss so that management will be prepared to address the same. Each director's attendance at, and preparation for, board of director meetings and meetings of committees on which they serve shall be considered by the Nominating and Corporate Governance Committee when recommending director nominees.

Board Committees

Our board of directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. Under the rules of NASDAQ, the membership of the Audit Committee is required to consist entirely of independent directors. As a controlled company (see "Controlled Company Status" on page 13 of this proxy statement), we are not required to have fully independent Compensation and Nominating and Corporate Governance Committees. The following is a brief description of our committees.

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CORPORATE GOVERNANCE

AUDIT COMMITTEE Members William F. Cruger, Jr. Christopher C. Quick John F. (Jack) Sandner Joseph J. Grano, Jr. Number of Meetings Held in 2019: 9

The Audit Committee's responsibilities include:

We have a separately designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our Audit Committee assists the board of directors in monitoring the audit of our financial statements, our independent auditors' qualifications and independence, the performance of our audit function and independent auditors and our compliance with legal and regulatory requirements. Our Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. Our Audit Committee also reviews and approves related party transactions as required by the rules of NASDAQ. Our board of directors has adopted a written charter for the Audit Committee, which is available on our corporate website at ir.virtu.com/corporate-governance/default.aspx. The information on our website is not part of this proxy statement.

Messrs. Cruger, Quick, Sandner and Grano are the members of our Audit Committee. The board of directors has determined that Mr. Cruger qualifies as an "audit committee financial expert" as such term is defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act") and that each of Messrs. Cruger, Quick, Sandner and Grano is "independent" for purposes of Rule 10A-3 of the Exchange Act and under the listing standards of NASDAQ. The designation of "audit committee financial expert" does not impose on Mr. Cruger any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our board of directors.

There were five regular meetings and four special meetings of the Audit Committee held during 2019.

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CORPORATE GOVERNANCE

COMPENSATION COMMITTEE Members Robert Greifeld John D. Nixon John F. (Jack) Sandner Number of Meetings Held in 2019: 2

The Compensation Committee's responsibilities include:

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our directors and employees and is responsible for approving the compensation of our Chief Executive Officer and other executive officers. Our Chief Executive Officer annually reviews the performance of each of the other executive officers relative to individual and corporate annual performance goals established for the year. The Chief Executive Officer then presents his compensation recommendations based on these reviews to the Compensation Committee. Once the Compensation Committee has reviewed and evaluated executive performance, recommendations are made to the board of directors for approval. The board of directors subsequently approved 2019 director and executive compensation arrangements based on the Compensation Committee's recommendations, the recommendations of the Compensation Committee's compensation consultant (described below) and the collective judgment of the board's members. Our board of directors has adopted a written charter for the Compensation Committee, which is available on our corporate website at ir.virtu.com/corporate-governance/default.aspx. The information on our website is not part of this proxy statement.

Pursuant to the written charter of the Compensation Committee, the Compensation Committee may form and delegate authority to subcommittees when appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of the Company's corporate governance guidelines and the rules and regulations of NASDAQ, including any applicable "controlled company" exemption. Additionally, pursuant to its written charter, the Compensation Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant's fees and all other terms of the engagement. In 2017, 2018 and 2019, at the recommendation of the Company's management, the Compensation Committee engaged F.W. Cook as its independent compensation consultant to determine and recommend the amount and form of compensation for the Company's Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Executive Vice Presidents, evaluating and making recommendations with respect to the remuneration of the members of our board of directors and the Company's Chief Executive Officer.

Our Compensation Committee also administers the issuance of awards under the Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan (as amended from time to time, the "2015 Plan").

Messrs. Nixon, Sandner and Greifeld are the members of our Compensation Committee. Because we are a "controlled company" under the rules of NASDAQ (see "Controlled Company Status" on page 13 of this proxy statement), our Compensation Committee is not required to be fully independent, although if such rules change in the future or we no longer meet the definition of a controlled company under the current rules, we will adjust the composition of the Compensation Committee to the extent necessary in order to comply with such rules.

There were two regular meetings of the Compensation Committee held during 2019.

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CORPORATE GOVERNANCE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Members Robert Greifeld John Nixon Michael Viola Number of Meetings Held in 2019: 1

The Nominating and Corporate Governance Committee's responsibilities include:

Our Nominating and Corporate Governance Committee selects or recommends that the board of directors select candidates for election to our board of directors, develops and recommends to the board of directors corporate governance guidelines that are applicable to us and oversees board of director and management evaluations. In addition, our Nominating and Corporate Governance Committee recommends to our board of directors for approval director nominees, consistent with our director qualifications criteria and any obligations under certain contractual arrangements. Our board of directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at ir.virtu.com/corporate-governance/default.aspx. The information on our website is not part of this proxy statement.

Messrs. Greifeld, Nixon and Michael Viola are the members of our Nominating and Corporate Governance Committee. Because we are a "controlled company" under the rules of NASDAQ (see "Controlled Company Status" on page 13 of this proxy statement), our Nominating and Corporate Governance Committee is not required to be fully independent, although if such rules change in the future or we no longer meet the definition of a controlled company under the current rules, we will adjust the composition of the Nominating and Corporate Governance Committee accordingly in order to comply with such rules. Mr. Michael Viola is not independent.

There was one regular meeting of the Nominating and Corporate Governance Committee held during 2019.

Policy Regarding Director Nominations

Our Nominating and Corporate Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers or stockholders and/or engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating and Corporate Governance Committee evaluates all factors that it deems appropriate, including the number of current directors, as well as the qualifications set forth in our Corporate Governance Guidelines, including the highest personal and professional ethics, integrity, high performance standards and history of achievements, and ability to provide wise and thoughtful counsel on a broad range of issues. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of our board of directors. Specifically, the Nominating and Corporate Governance Committee charter provides that, in performing its responsibilities for identifying, recruiting and recommending candidates to the board of directors, the Nominating and Corporate Governance Committee shall actively seek to include in each candidate search qualified candidates who reflect diverse backgrounds, including diversity of gender, race and ethnicity.

The Nominating and Corporate Governance Committee may engage a third party to conduct or assist with this evaluation. Ultimately, the Nominating and Corporate Governance Committee seeks to recommend to the board of directors those nominees whose specific qualities, experience and expertise will augment the current board of directors' composition and whose past experience evidences that they will: (1) dedicate sufficient time, energy and attention to ensure the diligent performance of board duties; (2) comply with the duties and responsibilities set forth in our Corporate Governance Guidelines and in our bylaws; (3) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in Delaware; and (4) adhere to our Code of Conduct and Ethics.

In its discretion, the Nominating and Corporate Governance Committee will also consider recommendations of qualified nominees by stockholders by evaluating the same factors as described above.

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CORPORATE GOVERNANCE

In addition to the board process described above, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must meet certain deadlines established by our by-laws and provide certain information required by our bylaws. For a description of the process for nominating directors in accordance with our bylaws, see "Additional Information" on page 65 of this proxy statement.

RISK COMMITTEE Members Christopher C. Quick Glenn Hutchins David Urban Michael T. Viola Number of Meetings Held in 2019: 5

The Risk Committee's responsibilities include:

Our Risk Committee was established in 2017 and assists our board of directors in its oversight of the Company's risk management activities, with particular focus on (i) cybersecurity, information security and information technology risk, (ii) trading, capital and liquidity risk, and (iii) enterprise risk. Our Risk Committee also oversees and receives reports from the Company's Chief Risk Officer on the Company's risk assessment and risk management activities and may conduct or oversee stress testing or scenario testing. Our board of directors has adopted a written charter for the Risk Committee, which is available on our corporate website at ir.virtu.com/corporate-governance/default.aspx. The information on our website is not part of this proxy statement.

Messrs. Hutchins, Quick, Urban and Michael Viola are the members of our Risk Committee. Our Risk Committee is not required to be fully independent, although if our Risk Committee becomes subject to any such independence requirement in the future, we will adjust the composition of the Risk Committee accordingly in order to comply with such requirement.

There were five meetings of the Risk Committee held during 2019.

Communication with the Board of Directors

Any stockholder or other interested parties who would like to communicate with our board of directors, the independent directors as a group or any specific member or members of our board of directors should send such communications to the attention of our Secretary, at Virtu Financial, Inc., One Liberty Plaza, 165 Broadway, New York, New York 10006. Communications should contain instructions on which member or members of the board of directors the communication is intended for, if applicable. In general, such communication will be forwarded to the intended recipients. However, the Secretary may, in his discretion, decline to forward any communications that are abusive, threatening or otherwise inappropriate.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2019, no member of the Compensation Committee was one of our officers or employees. None of our executive officers serves on the Compensation Committee or board of directors of any other company of which any of the members of our Compensation Committee or any of ours directors is an executive officer.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our employees, officers and directors. A copy of that code is available on our corporate website at ir.virtu.com/corporate-governance/default.aspx. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The information on our website is not part of this proxy statement.

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Proposal 2: Advisory Vote to Approve Compensation of Named Executive Officers

In accordance with the requirements of Section 14A of the Exchange Act and Exchange Act Rule 14a-21(a), we are including in this proxy statement a separate resolution to approve, in a non-binding, stockholder advisory vote, the compensation paid to our named executive officers as disclosed in "Executive Compensation" below (the "say-on-pay" vote).

While the results of the say-on-pay vote are non-binding and advisory in nature, our board of directors and Compensation Committee intend to consider the results of this vote in making future compensation decisions.

Our board of directors currently intends to conduct advisory votes on executive compensation every year. As a result, our next advisory say-on-pay vote will take place at our annual meeting of stockholders in 2021.

The language of the resolution is as follows:

"RESOLVED, that the compensation paid to the Company's named executive officers for the fiscal year ended December 31, 2019, as discussed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the summary compensation table and the related compensation tables and narrative in this proxy statement, is hereby APPROVED, on an advisory basis."

In considering their vote, stockholders are encouraged to read the compensation discussion and analysis, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.

Our board of directors recommends that you vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers.

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Executive Compensation

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the disclosures contained in the following "Compensation Discussion and Analysis." Based on this review and discussion, the Compensation Committee recommended to the Board that the section entitled "Compensation Discussion and Analysis" be included in this proxy statement for the Annual Meeting.

Members of the Compensation Committee
John D. Nixon (Chair)
Robert Greifeld
John F. Sandner

COMPENSATION DISCLOSURE AND ANALYSIS

This compensation discussion and analysis discusses our executive compensation programs for our named executive officers in respect of our fiscal year ended December 31, 2019, which we refer to herein as "fiscal year 2019," and includes a discussion of our compensation objectives and philosophy and the material elements of compensation earned by, awarded, or paid, to our named executive officers in fiscal year 2019. This section also describes processes we use in reaching compensation decisions and is intended to amplify and provide context for understanding the amounts in the tabular disclosure that follows. In addition, we highlight certain attributes of our program, provide a summary of certain key compensation decisions during fiscal year 2019 and describe our intended compensation approach.

Our named executive officers for fiscal year 2019 were as follows:

Douglas A. Cifu	Chief Executive Officer

Alexander M. Ioffe	Executive Vice President and Chief Financial Officer(1)

Brett Fairclough	Chief Operating Officer(2)

Stephen Cavoli	Executive Vice President, Markets

Joseph Molluso	Former Executive Vice President and Chief Financial Officer(3)

(1)
Mr. Ioffe was appointed Executive Vice President and Chief Financial Officer effective September 30, 2019.

(2)
Mr. Fairclough was appointed Chief Operating Officer effective September 4, 2019.

(3)
Mr. Molluso voluntarily departed the Company on October 1, 2019.

Compensation Program Objectives

Our primary objective with respect to executive compensation is to provide competitive compensation and benefits to attract, retain, motivate and reward the highest quality executive officers. Accordingly, we attempt to ensure that compensation provided to executive officers remains competitive relative to the compensation paid to similarly situated executives. A further objective of our compensation program is to provide variable pay opportunities through cash bonuses and restricted stock awards that reward our officers based on achievement of both individual and Company financial results. In addition, we aim to establish compensation plans that align the performance of our executive officers with the Company's objectives and the creation of long-term stockholder value, such as the reward of equity compensation which ties a portion of our executive compensation to the performance of our common stock. We believe an appropriate mix of an executive officer's pay should be variable and performance-based in order to focus the executive officer on both our short-term and long-term strategic objectives.

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EXECUTIVE COMPENSATION

The overall level of total compensation for our named executive officers is intended to be reasonable in relation to, and competitive with, the compensation paid to executives in the industries in which we compete for talent, subject to variation for factors such as the individual's experience, performance, duties and scope of responsibilities, prior contributions and future potential contributions to our business. Our compensation plans are designed to align with business strategies, taking into account external market conditions and internal equity issues. With these principles in mind, we structure our compensation program as competitive total pay packages that we believe enable us to attract, retain and motivate executives with the skill and knowledge that we require, and to ensure the stability of our management team, which is vital to the success of our business.

Key features of our compensation policies and practices that aim to drive performance and align with stockholder interests are highlighted below:

  •
  Pay-for-performance:  A portion of the compensation program for named executive officers is designed to encourage our executives to remain focused on both our short-term and long-term operational success and to reward outstanding individual performance.

  •
  Align incentives with stockholders:  Our executive compensation program is designed to focus our named executive officers on our key strategic, financial and operational goals that will translate into long-term value-creation for our stockholders.

  •
  Limited perquisites:  We provide limited, reasonable perquisites that we believe are consistent with our overall compensation philosophy.

  •
  No IRC Section 280G or 409A tax gross-ups:  We do not provide tax gross-ups under our change in control provisions or deferred compensation programs.

  •
  No supplemental retirement plans:  We do not maintain any supplemental retirement plans.

The Process of Setting Executive Compensation

The Compensation Committee participates in an annual evaluation of the performance of our CEO and the Compensation Committee determines and approves the CEO's compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee will also consider, among such other factors, the Company's performance, stockholder returns, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to the CEO in past years. Our CEO reviews each named executive officer's compensation package, other than his own, annually in light of the performance of each officer. The conclusions reached and recommendations made based on these reviews, including those with respect to salary adjustments and annual award amounts, are then presented to the Compensation Committee and/or our board of directors for review and approval.

Specifically, the Compensation Committee determines and approves the compensation packages of the CEO and approves the compensation packages of each other named executive officer, giving significant deference to the views and recommendations of the CEO. The CEO is not present during voting or deliberations relating to his own compensation.

Committee's Compensation Consultant

The Compensation Committee has previously engaged an independent compensation consultant, F.W. Cook (the "Committee's consultant"), to assist it in carrying out its responsibilities. The Committee's consultant has previously provided the Compensation Committee with guidance to consider when making the compensation decisions for the CEO and when considering the recommendations made with respect to the other named executive officers. The Compensation Committee has the sole authority to retain or terminate consultants to assist it in the evaluation of director, chief executive officer and other executive compensation. The Compensation Committee has the sole authority to determine the terms of engagement and the extent of funding necessary for payment of compensation to any consultant retained to advise the Compensation Committee. Except for compensation recommendations regarding our Executive Vice President and our Chief Operating Officer, the Committee's consultant did not provide any services to the Compensation Committee or management in fiscal year 2019.

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EXECUTIVE COMPENSATION

Elements of Compensation for 2019 and Why We Chose to Pay Each Element

The primary elements of our executive compensation program are base salary, annual cash bonuses, equity-based compensation and certain employee benefits and perquisites. Brief descriptions of each principal element of our executive compensation program are summarized in the following table and described in more detail below.

Compensation Element	Brief Description	Objectives

Base Salary	Fixed compensation	Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled executives

Annual Cash Bonus	Variable, performance-based cash compensation earned based on financial and individual performance	Retain and motivate executives to achieve or exceed financial goals and company objectives

Annual Equity Awards	Equity and equity-based compensation that is subject to vesting based on (i) continued employment and (ii) for certain named executive officers, achievement of pre-established financial and operational goals	The mix of equity and equity-based awards with time-based vesting assists in retention of key talent while also rewarding executives for exceptional performance

Employee Benefits and Perquisites	Participation in all broad-based employee health and welfare programs and retirement plans	Aid in retention of key executives in a highly competitive market for talent by providing an overall competitive benefits package

Consistent with and in promotion of the compensation program objectives detailed above, a significant percentage of total compensation is allocated to performance incentives in order to motivate the named executive officers to achieve the business goals set by the Company and reward the officers for achieving such goals. There is no pre-established policy or target for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, among different forms of non-cash compensation, or among named executive officers. Rather, we look at an executive's goals and responsibilities to determine the appropriate level and mix of incentive compensation.

Base Salary.    We provide executive officers with a base salary to compensate them for services rendered during the fiscal year. This process also enables us to attract and retain an appropriate caliber of talent for the position and to provide a base level of monthly income that is not subject to our performance risk. We conduct a review of base salaries annually, and during such a review we generally consider each named executive officer's individual past performance, the scope of the role and responsibilities of the executive officer within our organization and the performance of the organization as a whole. We also review the officer's compensation relative to that of our other officers and to the market for officers of similar expertise and experience. Base salaries for our named executive officers were not increased in fiscal year 2019, although the annual base salary for each of Messrs. Cavoli and Fairclough were increased for fiscal year 2020 to $500,000 from $400,000 and $160,452, respectively.

Variable Incentive Compensation.    We award variable incentive compensation to reward performance achievements with a time horizon of one year or less. We provide this opportunity to attract and retain an appropriate caliber of talent for the position and to motivate executives to achieve our annual business goals. We review variable incentive compensation awards annually to determine award payments for the last completed fiscal year, as well as to establish award opportunities for the current fiscal year.

To determine the actual variable incentive compensation amounts, the Compensation Committee reviews quantitative and qualitative criteria. With respect to both types of criteria, attainment of any specific level of performance or specific qualitative goal does not determine the amount of the bonus, except as discussed below regarding Mr. Cifu's annual bonus. Other than as set forth below with respect to Mr. Cifu's annual bonus, no

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EXECUTIVE COMPENSATION

pre-determined single performance metric is disproportionately weighted in making the determination of a named executive officer's variable incentive compensation payout, which provides discretion to our Compensation Committee to adjust the actual amount paid in respect of variable incentive compensation to reward financial performance and individual performance in the context of our growing and dynamic business.

The amount of the variable incentive compensation award can be paid in a mixture of cash and/or equity, as determined by the Compensation Committee each year. This provides the Compensation Committee with more flexibility, under differing market and financial conditions and depending upon the strategic direction of the firm, to easily vary the mix of compensation without the need to focus on the form (cash or stock) but rather the value being delivered coupled with the proper incentives for our named executive officers to create short- and long-term stockholder value. Generally, the mixture of cash and equity-based compensation is determined by the aggregate variable incentive compensation payable for the applicable year. For each of Messrs. Cifu, Fairclough and Cavoli, the mixture of cash and equity for 2019 variable incentive compensation was 40% paid in cash, 24% paid in fully vested common stock and the remaining 36% paid in the form of restricted stock units that vest ratably over a three-year period. For Mr. Ioffe, 50% of his 2019 variable incentive compensation was paid in cash, 20% was paid in fully vested common stock and the remaining 30% was paid in the form of restricted stock units that vest ratably over a three-year period. We use awards of fully vested common stock and restricted stock units as a long-term incentive vehicle because it aligns the interests of executives with those of stockholders, supports a pay-for-performance culture, fosters employee stock ownership, and focuses the management team on increasing value for the stockholders and on the organization's long-term performance.

In fiscal year 2019, in accordance with the terms of his employment agreement, Mr. Cifu was eligible to earn an annual bonus with a target bonus opportunity equal to $2,500,000 and a maximum bonus opportunity equal to $5,000,000. Eighty percent (80%) of the annual bonus was based on the achievement of select quantitative goals based on the Company's adjusted net trading income, cash operating expenses and achieved synergies as compared to budgeted amounts in fiscal year 2019 and 20% of the annual bonus was based on the achievement of qualitative goals. For fiscal year 2019, the threshold to earn the target performance-based portion of the annual bonus was achievement of budgeted adjusted net trading income of $1.298 billion, budgeted cash operating expenses of $592 million and budgeted annualized cash synergies of $80 million, and the threshold to earn the maximum performance-based portion of the annual bonus was achievement of outperformance of each of the foregoing metrics by 35% in each case weighting adjusted net trading income at 40% and each of cash operating expenses and annualized cash synergies at 30%. The quantitative goals and weightings were determined in consideration of the strategic importance of the acquisition and integration of Investment Technology Group, Inc., which closed on March 1, 2019 (the "ITG Acquisition"), as well as the market environment and opportunity. Based on the Company's actual performance of $975 million of adjusted net trading income, cash operating expenses of $543 million and annualized cash synergies of $105 million, Mr. Cifu earned approximately 66% (i.e., $2,656,000) of the performance-based portion of his annual bonus, and the Compensation Committee determined that Mr. Cifu earned approximately 84% (i.e., $844,000) of the qualitative portion of his annual bonus.

The amounts paid to the Company's other executive officers in 2019 were contractually guaranteed. Accordingly, for fiscal year 2019, the amount of variable incentive compensation form of payments to our named executive officers is described in the table below:

Name	Cash	Restricted Stock Units	Common Stock	Total 2019 Variable Incentive Compensation

Douglas A. Cifu	$1,400,000	$1,246,000	$840,000	$3,500,000

Alexander M. Ioffe(1)	$—	$—	$—	$—

Brett Fairclough(2)	$—	$—	$—	$—

Stephen Cavoli(3)	$—	$—	$—	$—

Joseph Molluso	$—	$—	$—	$—

(1)
For the year 2019, pursuant to the terms of his employment agreement, Mr. Ioffe received a guaranteed annual bonus in the amount of $1,500,000, 50% of which was paid in cash, 30% of which was paid in restricted stock units vesting in three annual installments and 20% of which was paid in common stock.

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(2)
For the year 2019, pursuant to the terms of his employment agreement, Mr. Fairclough received a guaranteed annual bonus in the amount of $1,540,000, 40% of which was paid in cash, 36% of which was paid in restricted stock units vesting in three annual installments and 24% of which was paid in common stock.

(3)
For the year 2019, pursuant to the terms of his employment agreement, Mr. Cavoli received a guaranteed annual bonus in the amount of $1,300,000, 40% of which was paid in cash, 36% of which was paid in restricted stock units vesting in three annual installments and 24% of which was paid in common stock.

Annual Equity Awards

Cifu Equity Award

In fiscal year 2019, in accordance with the terms of his employment agreement, Mr. Cifu received a grant of 150,000 restricted shares of Class A common stock that are earned based on the percentage of budgeted adjusted EBITDA achieved in fiscal year 2019: 50% of the shares are earned if 70% of budgeted adjusted EBITDA is achieved and 100% of the shares are earned if 75% of budgeted adjusted EBITDA is achieved. For fiscal year 2019, our budgeted adjusted EBITDA was $732 million and we achieved less than 70% of such amount. Accordingly, the restricted shares granted to Mr. Cifu in fiscal year 2019 were not earned. The Compensation Committee believes this award incentivizes Mr. Cifu to achieve key financial goals of the Company and aligns his long-term interests with those of our stockholders.

Ioffe Equity Award

In fiscal year 2019, as a sign-on incentive and in accordance with the terms of his employment agreement, Mr. Ioffe received a grant of 185,887 RSUs vesting in three equal annual installments on September 30, 2020, September 30, 2021 and September 30, 2022. The Compensation Committee believes this award aligns Mr. Ioffe's long-term interests with those of our stockholders.

Employee Benefits and Perquisites

We provide a number of benefit plans to all eligible employees, including our named executive officers. These benefits include programs such as medical, dental, life insurance, business travel accident insurance, short- and long-term disability coverage and a 401(k) defined contribution plan.

While perquisites help to provide our named executive officers a benefit with a high perceived value at a relatively low cost, we do not generally view perquisites as a material component of our executive compensation program. In the future, we may provide additional or different perquisites or other personal benefits in limited circumstances, such as where we believe doing so is appropriate to assist an executive in the performance of his or her duties, to make our named executive officers more efficient and effective and for recruitment, motivation and/or retention purposes.

Severance Protection

We have previously entered into employment agreements with Messrs. Cifu and Ioffe that provide for certain severance payments and benefits in the event that such executive's employment is terminated under specified conditions, and in February 2020 we entered into new employment agreements with Messrs. Cavoli and Fairclough that provide for such payments and benefits under specified conditions. In addition, the vesting of a portion of the executive's equity award or awards accelerates in connection with qualifying terminations of employment. We believe that these severance benefits are appropriate to remain competitive in our executive retention efforts, recognizing that such benefits are commonly offered by employers competing for similar executive talent. See "Potential Payments upon Termination of Employment or Change in Control" for additional information.

Taxation of Executive Compensation

For income tax purposes, public companies may not deduct any portion of compensation that is in excess of $1 million paid in a taxable year to certain "covered employees," including our named executive officers, under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Following recent changes to Section 162(m) or related rules in late 2019, deductibility for 2019 compensation may only be permitted in certain limited cases and for future periods may not be permitted at all.

2020 Proxy Statement	25

Nevertheless, even if Section 162(m) were to apply to compensation paid to our named executive officers, our board of directors believes that it should not be constrained by the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") if those requirements would impair flexibility in compensating our named executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of our stockholders and reserve the right to award compensation that may not be deductible under Section 162(m) where the Company believes it is appropriate to do so.

Section 409A of the Code requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation paid by the Company during the years ended December 31, 2017, December 31, 2018 and December 31, 2019 to its named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)

Douglas A. Cifu	2019	$1,000,000		$360,000	(1)	$2,100,000	(2)	$1,040,000	(3)	$98,172	(4)	$4,598,172
Chief Executive Officer	2018	$1,000,000		$400,000	(1)	$5,298,240	(2)	$2,000,000	(3)	$71,367	(4)	$8,769,607
	2017	$1,000,000		$1,000,000		$1,500,000	(2)			$72,854	(4)	$3,572,854

Alex Ioffe	2019	$127,397	(5)	$750,000	(1)	$3,750,000	(6)	—		$20,000	(7)	$4,647,397
Chief Financial Officer

Brett Fairclough	2019	$160,452		$616,000	(1)	$924,000	(8)	—		$419,991	(9)	$2,120,443
Chief Operating Officer

Stephen Cavoli	2019	$400,000		$520,000	(1)	$780,000	(10)	—		—		$1,700,000
Executive Vice President, Markets	2018	$400,000		$480,000	(1)	$320,000	(10)	—		—		$1,200,000
	2017	$400,000		$400,000		—		—		—		$800,000

Joseph Molluso	2019	$375,342		—		—		—		$1,250,000	(11)	$1,625,342
Former Executive Vice President	2018	$500,000		$700,000		$4,993,812	(12)	—		—		$6,193,812
and Chief Financial Officer	2017	$500,000		$700,000		$1,050,000	(12)	—		—		$2,250,000

(1)
This amount represents the cash component of the portion of each executive's annual bonus that was based on the achievement of qualitative goals. For Mr. Cifu, this was 40% for fiscal year 2019 and 50% for fiscal year 2018, for Mr. Fairclough this was 40% for fiscal year 2019, and for Mr. Cavoli, this was 40% for fiscal year 2019 and 40% for fiscal year 2018. The remainder in each year was paid in the form of restricted stock units and fully vested shares of our Class A common stock which are reflected in the "Stock Awards" column in the table above. In addition, this amount includes the 50% cash component of Mr. Ioffe's 2019 guaranteed sign on bonus award, described further below under "Employment Agreement with Mr. Ioffe".

(2)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to (i) the grant of restricted stock units (ii) fully vested shares of our Class A common stock and (iii) in fiscal year 2018, restricted shares. Although restricted shares were granted in fiscal year 2019, no amount is reported because achievement of the performance conditions was not deemed probable, however, if the maximum performance had been achieved the grant date fair value calculated in accordance with FASB ASC Topic 718 would have been $3,771,000. As noted above, the restricted shares granted to Mr. Cifu in fiscal year 2019 were not earned. Assumptions used in calculating these amounts are described in Note 19 of the Company's audited financial statements for the fiscal year ended December 31, 2019, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, in Note 17 of the Company's audited financial statements for the fiscal year ended December 31, 2018, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, in Note 16 of the Company's audited financial statements for the fiscal year ended December 31, 2017, and are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The grant of restricted stock units and fully vested shares of our Class A common stock relate to the settlement of Mr. Cifu's 2019 annual bonus, 2018 annual bonus and 2017 annual bonus, respectively, however, the awards were actually granted in fiscal years 2020, 2019 and 2018, respectively.

26	2020 Proxy Statement

EXECUTIVE COMPENSATION

(3)
This amount represents the cash component of the portion of Mr. Cifu's annual bonus that was based on achievement of performance goals, which was 60% for fiscal year 2019 and 50% for fiscal year 2018. The remainder in each year was paid in the form of restricted stock units and fully vested shares of our Class A common stock which are reflected in the "Stock Awards" column in the table above.

(4)
This amount represents the cost of providing transportation services to Mr. Cifu.

(5)
Mr. Ioffe's employment with the Company commenced on September 30, 2019, and as a result the amount reported is a prorated portion of his $500,000 base salary.

(6)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to (i) the grant of restricted stock units and (ii) fully vested shares of our Class A common stock. Assumptions used in calculating these amounts are described in Note 19 of the Company's audited financial statements for the fiscal year ended December 31, 2019 and are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(7)
This amount reflects Mr. Ioffe's legal expenses associated with the completion of his employment agreement that were paid directly by the Company pursuant to the terms of his employment agreement.

(8)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to (i) the grant of restricted stock units and (ii) fully vested shares of our Class A common stock. Assumptions used in calculating these amounts are described in Note 19 of the Company's audited financial statements for the fiscal year ended December 31, 2019 and are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The grant of restricted stock units and fully vested shares of our Class A common stock relate to the settlement of Mr. Fairclough's 2019 annual bonus, however, the awards were actually granted in fiscal year 2020.

(9)
This amount represents $80,000 paid as a housing allowance to Mr. Fairclough following his repatriation to the United States in 2019, in addition to certain tax benefits to which Mr. Fairclough is entitled for the year ended 2019 based on the difference between the actual foreign taxes due during the period and the hypothetical U.S. taxes that would have been applicable prior to his relocation. The amount shown includes the tax repayment that Mr. Fairclough received in fiscal year 2019, however, the actual amount owed was not calculable as of December 31, 2019, therefore the Company may pay Mr. Fairclough additional amounts or certain amounts may be required to be repaid to the Company.

(10)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to (i) the grant of restricted stock units and (ii) fully vested shares of our Class A common stock. Assumptions used in calculating these amounts are described in Note 19 of the Company's audited financial statements for the fiscal year ended December 31, 2019, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, in Note 17 of the Company's audited financial statements for the fiscal year ended December 31, 2018 and are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The grant of restricted stock units and fully vested shares of our Class A common stock relate to the settlement of Mr. Cavoli's 2019 annual bonus and 2018 annual bonus, respectively, however, the awards were actually granted in fiscal years 2020 and 2019, respectively.

(11)
This amount reflects the amount paid to Mr. Molluso in connection with his voluntary departure from the Company.

(12)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to (i) the grant of restricted stock units and (ii) fully vested shares of our Class A common stock. Assumptions used in calculating these amounts are described in Note 19 of the Company's audited financial statements for the fiscal year ended December 31, 2019, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, in Note 17 of the Company's audited financial statements for the fiscal year ended December 31, 2018 and are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The grant of restricted stock units and fully vested shares of our Class A common stock relate to the settlement of Mr. Molluso's 2019 annual bonus and 2018 annual bonus, respectively, however, the awards were actually granted in fiscal years 2020 and 2019, respectively.

GRANTS OF PLAN-BASED AWARDS IN 2019 FISCAL YEAR

The following table presents information with respect to each award made to our named executive officers in 2019.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock

Name and Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock Units (#)(4)	Awards ($)

Douglas A. Cifu
Annual Bonus(1)		—	2,500,000	5,000,000	—	—	—	—	—
Restricted Shares(2)	2/28/2019	—	—	—	75,000	—	150,000	—	—

Alex Ioffe
Restricted Stock Units(3)	10/2/2019	—	—	—	—	—	—	185,887	3,000,000

(1)
This bonus, to the extent earned, is settled 50% in cash, 30% in restricted shares that vest in three equal annual installments and 20% in fully vested common stock.

2020 Proxy Statement	27

EXECUTIVE COMPENSATION

(2)
See "Cifu Equity Award" above for further discussion on the performance and vesting conditions applicable to these shares, which were not earned. As noted in footnote (2) of the Summary Compensation Table, the grant date fair value of the restricted shares under FASB ASC Topic 718 was $0 based on the probable outcome of achievement of the performance conditions.

(3)
These restricted stock units vest in three equal installments on September 30, 2020, September 30, 2021 and September 30, 2022.

(4)
The Company made certain equity grants in 2019 that are not reportable in this table because they were awarded in settlement of the named executive officers' 2018 annual bonus. Those equity grants are reflected in the Summary Compensation Table above under the heading "Stock Awards" for fiscal year 2019.

Employment Agreements and Restrictive Covenant Agreements

Employment Agreement with Mr. Cifu

On November 15, 2017, we entered into a new employment agreement with Mr. Cifu, which amends and supersedes the terms of his prior employment agreement dated April 14, 2015, pursuant to which Mr. Cifu will continue to serve as our Chief Executive Officer and report to our board of directors. Mr. Cifu's duties, responsibilities and permitted activities are substantially identical to his original employment agreement. During the term, Mr. Cifu's principal place of employment is in our principal office in New York, New York. Mr. Cifu's employment agreement further provides that to the extent such activities do not significantly interfere with the performance of his duties, service and responsibilities, Mr. Cifu is permitted to manage his personal, financial and legal affairs, serve on civic or charitable boards and committees and, to the extent approved by our board of directors, serve on corporate boards and committees; provided that Mr. Cifu is permitted to continue to be engaged in, or provide services to, certain specified businesses and activities (including, but not necessarily limited to, his role as the Vice Chairman and Alternate Governor of the Florida Panthers, a National Hockey League franchise), and to become engaged in, or provide services to, any other business or activity in which Mr. Vincent Viola, our Founder and Chairman Emeritus, is permitted to become engaged in, to the extent that Mr. Cifu's level of participation in such businesses or activities is consistent with his participation in the aforementioned specified businesses or activities prior to the effective date of the employment agreement.

The employment agreement has an initial term of five years ending on November 15, 2022, with automatic renewals for successive one-year terms thereafter unless either we or the executive provides notice of non-renewal at least ninety days in advance of the expiration of the then-current term. However, if a change in control of the Company occurs at a time when there are less than two years remaining in the term, the term will automatically be extended so that the expiration date is two years from the effective date of the change in control.

Under the employment agreement, Mr. Cifu's base salary is $1,000,000 and Mr. Cifu is eligible to earn an annual bonus with a target bonus opportunity equal to $2,500,000 and a maximum bonus opportunity equal to $5,000,000. Eighty percent (80%) of the annual bonus will be based on the achievement of quantitative targets composed of specific components of the Company's annual budget and 20% of the annual bonus will be based on the achievement of qualitative goals. To the extent earned, a maximum of 50% of the annual bonus will be paid in cash, 30% of the annual bonus will be paid in the form of restricted stock units or restricted shares of Class A common stock of the Company that vest in three equal annual installments and the remaining 20% will be paid in the form of fully vested shares of Class A common stock.

The employment agreement provides that, commencing with calendar year 2018, Mr. Cifu is eligible to receive an equity award at the beginning of each calendar year during the term (each such award to any executive, an "annual equity grant"). It is our board of directors' current intention that the annual equity grant will be in the form of 150,000 restricted shares of Class A common stock that are subject to performance and service conditions. The number of shares earned under each annual equity grant will be based on the percentage of budgeted EBITDA achieved in the applicable calendar year, with a minimum of 50% of shares earned upon at least 70% achievement and 100% of shares earned upon at least 75% achievement. To the extent any shares of Class A common stock are earned with respect to an applicable annual equity grant, 50% of such shares will vest on the last day of the calendar year to which such award relates and the remaining 50% will vest on the last day of the subsequent calendar year, subject to Mr. Cifu's continued employment through each applicable vesting date.

The employment agreement further provides that Mr. Cifu is entitled to participate in all of the Company's benefit plans and programs, and to receive perquisites, commensurate with his position, that are provided by the Company from time to time to senior executives generally, and to receive director and officer indemnification and insurance protection. In addition, during the term, Mr. Cifu will be provided a car and driver consistent with past practice.

28	2020 Proxy Statement

EXECUTIVE COMPENSATION

The employment agreement includes an acknowledgment that Mr. Cifu continues to be bound by the confidentiality and restrictive covenant provisions set forth in the Amended and Restated Virtu Financial LLC Agreement, which provides for confidentiality and non-disparagement restrictions, as well as non-compete and non-solicitation restrictions until the third anniversary on which Mr. Cifu ceases to be an officer, director or employee of the Company. The employment agreement also provides that the Company will pay as incurred, to the fullest extent permitted by law, all legal fees and expenses that Mr. Cifu incurs as a result of any contest (regardless of the outcome) by the Company, Mr. Cifu or others of the validity or enforceability of, or liability under, any provision of the employment agreement or any guarantee of performance of the employment agreement that arises in connection with or following a change in control, plus interest on any delayed payment at the applicable federal rate under Section 7872 of the Code.

The employment agreement for Mr. Cifu provides for severance upon certain terminations of employment as described below under "Potential Payments Upon Termination of Employment or Change in Control."

Employment Agreement with Mr. Ioffe

Virtu East entered into an employment agreement with Mr. Ioffe on August 28, 2019, pursuant to which Mr. Ioffe serves as our Executive Vice President and Chief Financial Officer and reports to our Chief Executive Officer. Mr. Ioffe's employment agreement further provides that to the extent such activities do not significantly interfere with the performance of his duties, service and responsibilities, Mr. Ioffe is permitted to manage his personal, financial and legal affairs, and serve on civic or charitable boards and committees.

Under the employment agreement, Mr. Ioffe's base salary is $500,000 and Mr. Ioffe was entitled to receive a guaranteed bonus for the year ended December 31, 2019 in the amount of $1,500,000, paid 50% in cash and 50% in restricted stock units and common shares of Class A common stock. The agreement further provides that Mr. Ioffe is eligible to earn annual bonuses for the years ended December 31, 2020, December 31, 2021 and December 31, 2022, with target bonus opportunities equal to $1,750,000, $1,500,000, and $1,500,000, respectively, and maximum bonus opportunities equal to $2,500,000 in each such year. The amounts actually earned will be based on the achievement of annual performance targets established in the sole and absolute discretion of the Compensation Committee together with the Chief Executive Officer. To the extent earned, the annual bonus will be paid in a mix of cash, restricted stock units and fully vested shares of Class A common stock in accordance with the Company's incentive and equity plans as in effect from time to time.

The employment agreement also provided for a special long-term equity award in the form of restricted stock units valued in an amount equal to $3,000,000 divided by a per share issue price calculated based on a trailing volume weighted average price of the Company's Class A common stock. The RSUs are subject to time vesting and vest in equal annual installments on each of the first three anniversaries of the grant date.

The employment agreement also provides that, commencing with calendar year 2020, Mr. Ioffe is eligible to receive an annual equity grant as determined by the Compensation Committee together with the Company's Chief Executive Officer. It is the current intention of the Board that such annual equity grant will be in the form of restricted shares of the Company's Class A common stock. Fifty percent of such annual equity grant shall vest on the last day of the calendar year to which such award relates and the remaining 50% shall vest on the last day of the subsequent calendar year, subject in all cases to continued employment through the applicable vesting date.

The employment agreement further provides that Mr. Ioffe is entitled to participate in all of the Company's benefit plans and programs, and to receive perquisites, commensurate with his position, that are provided by the Company from time to time to senior executives generally, and to receive director and officer indemnification and insurance protection.

The employment agreement for Mr. Ioffe provides for severance upon certain terminations of employment as described below under "Potential Payments Upon Termination of Employment or Change in Control."

Prior Employment Agreement with Mr. Fairclough

Virtu East entered into an employment agreement with Mr. Fairclough on April 17, 2019 on an "at will" employment basis in connection with his return to the United States from Singapore. The employment agreement provided for a salary of $160,452 per year. In addition, the employment agreement provides for eligibility to earn an annual cash bonus, as determined at the sole discretion of Virtu East.

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EXECUTIVE COMPENSATION

In connection with his employment agreement, Mr. Fairclough entered into a restrictive covenant agreement that provides for confidentiality and non-disparagement restrictions and that he will not engage in any business that competes with Virtu or its affiliates, and he will not solicit or hire employees, consultants or members of Virtu East, its subsidiaries or its affiliates during his employment and for a period of 36 months thereafter. He is also subject to similar restrictive covenants under the limited liability company agreement of Virtu Employee Holdco (as amended and restated, "Virtu Employee Holdco Limited Liability Company Agreement") with a three-year post-employment period. Additionally, in connection with his relocation from Singapore, Mr. Fairclough and the Company entered into a letter agreement and supplemental letter agreement regarding certain benefits and relocation support related to his expatriate assignment and relocation.

Current Employment Agreement with Mr. Fairclough

Virtu East entered into a new employment agreement with Mr. Fairclough on February 26, 2020, which amends and supersedes the terms of his prior employment agreement dated April 17, 2019, pursuant to which Mr. Fairclough will continue to serve as our Chief Operating Officer and report to our Chief Executive Officer. During the term, Mr. Fairclough's principal place of employment is in our principal office in New York, New York. Mr. Fairclough's employment agreement further provides that to the extent such activities do not significantly interfere with the performance of his duties, service and responsibilities, Mr. Fairclough is permitted to manage his personal, financial and legal affairs, serve on civic or charitable boards and committees and, to the extent approved by our board of directors, serve on corporate boards and committees.

The employment agreement has an initial term of four years ending on February 26, 2024, with automatic renewals for successive one-year terms thereafter unless either we or the executive provides notice of non-renewal at least ninety days in advance of the expiration of the then-current term. However, if a change in control of the Company occurs at a time when there is less than one year remaining in the term, the term will automatically be extended so that the expiration date is one year from the effective date of the change in control.

Under the employment agreement, Mr. Fairclough's base salary is $500,000 and Mr. Fairclough is eligible to earn an annual bonus with a target bonus opportunity equal to $1,500,000 and a maximum bonus opportunity equal to $2,500,000. Eighty percent (80%) of the annual bonus will be based on the achievement of quantitative targets set by the Company's Chief Executive Officer together with the Compensation Committee and 20% of the annual bonus will be based on the achievement of qualitative goals set by the Company's Chief Executive Officer together with the Compensation Committee. To the extent earned, the annual bonus will be paid in a mix of cash, restricted stock units and fully vested shares of Class A common stock in accordance with the Company's incentive and equity plans as in effect from time to time.

The employment agreement also provided for a special long-term equity award in the form of 150,000 restricted shares of Class A common stock that are subject to performance and service conditions, which was issued on February 27, 2020. The number of shares earned under each annual equity grant will be based on the percentage of budgeted EBITDA achieved in each of the three calendar years during the vesting period, with a minimum of 50% of shares earned upon at least 70% achievement and 100% of shares earned upon at least 75% achievement. To the extent any shares of Class A common stock are earned with respect to an applicable calendar year, such shares will vest on the last day of such calendar year to which such award relates.

The employment agreement further provides that Mr. Fairclough is entitled to participate in all of the Company's benefit plans and programs, and to receive perquisites, commensurate with his position, that are provided by the Company from time to time to senior executives generally, and to receive director and officer indemnification and insurance protection.

The employment agreement includes an acknowledgment that Mr. Fairclough continues to be bound by the confidentiality and restrictive covenant provisions set forth in his original agreement, which provides for confidentiality and non-disparagement restrictions, as well as non-compete and non-solicitation restrictions until the thirty-six month anniversary of the date on which Mr. Fairclough ceases to be an officer or employee of the Company.

The employment agreement for Mr. Fairclough provides for severance upon certain terminations of employment as described below under "Potential Payments Upon Termination of Employment or Change in Control."

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EXECUTIVE COMPENSATION

Prior Employment Agreement with Mr. Cavoli

Virtu East entered into an employment agreement with Mr. Cavoli on June 24, 2015 on an "at will" employment basis. The employment agreement provided for a salary of $400,000 per year. In addition, the employment agreement provides for eligibility to earn an annual cash bonus, as determined at the sole discretion of Virtu East. The employment agreement also provided for a grant of restricted stock units with the number of restricted stock units to be granted determined by dividing $2,000,000 by the closing price of the Company's Class A common stock on Mr. Cavoli's start date of September 28, 2015, and provided that Mr. Cavoli is eligible to participate in all benefit programs of Virtu East available to similarly situated employees.

In connection with his employment agreement, Mr. Cavoli entered into a restrictive covenant agreement that provides for confidentiality and non-disparagement restrictions and that he will not engage in any business that competes with Virtu or its affiliates, and he will not solicit or hire employees, consultants or members of Virtu East, its subsidiaries or its affiliates during his employment and for a period of 18 months thereafter.

Current Employment Agreement with Mr. Cavoli

Virtu East entered into a new employment agreement with Mr. Cavoli on February 26, 2020, which amends and supersedes the terms of his prior employment agreement dated June 24, 2015, pursuant to which Mr. Cavoli will continue to serve as our Executive Vice President, Markets and report to our Chief Executive Officer. During the term, Mr. Cavoli's principal place of employment is in our principal office in New York, New York. Mr. Cavoli's employment agreement further provides that to the extent such activities do not significantly interfere with the performance of his duties, service and responsibilities, Mr. Cavoli is permitted to manage his personal, financial and legal affairs, serve on civic or charitable boards and committees and, to the extent approved by our board of directors, serve on corporate boards and committees.

The employment agreement has an initial term of three years ending on February 26, 2023, with automatic renewals for successive one-year terms thereafter unless either we or the executive provides notice of non-renewal at least ninety days in advance of the expiration of the then-current term. However, if a change in control of the Company occurs at a time when there is less than one year remaining in the term, the term will automatically be extended so that the expiration date is one year from the effective date of the change in control.

Under the employment agreement, Mr. Cavoli's base salary is $500,000 and Mr. Cavoli is eligible to earn an annual bonus with a target bonus opportunity equal to $1,500,000 and a maximum bonus opportunity equal to $2,500,000. Eighty percent (80%) of the annual bonus will be based on the achievement of quantitative targets set by the Company's Chief Executive Officer together with the Compensation Committee and 20% of the annual bonus will be based on the achievement of qualitative goals set by the Company's Chief Executive Officer together with the Compensation Committee. To the extent earned, the annual bonus will be paid in a mix of cash, restricted stock units and fully vested shares of Class A common stock in accordance with the Company's incentive and equity plans as in effect from time to time.

The employment agreement also provided for a special long-term equity award in the form of 150,000 restricted shares of Class A common stock that are subject to performance and service conditions, which was issued on February 27, 2020. The number of shares earned under each annual equity grant will be based on the percentage of budgeted EBITDA achieved in each of the three calendar years during the vesting period, with a minimum of 50% of shares earned upon at least 70% achievement and 100% of shares earned upon at least 75% achievement. To the extent any shares of Class A common stock are earned with respect to an applicable calendar year, such shares will vest on the last day of such calendar year to which such award relates.

The employment agreement further provides that Mr. Cavoli is entitled to participate in all of the Company's benefit plans and programs, and to receive perquisites, commensurate with his position, that are provided by the Company from time to time to senior executives generally, and to receive director and officer indemnification and insurance protection.

The employment agreement includes an acknowledgment that Mr. Cavoli continues to be bound by the confidentiality and restrictive covenant provisions set forth in his original agreement, which provides for confidentiality and non-disparagement restrictions, as well as non-compete and non-solicitation restrictions until the eighteen-month anniversary of the date on which Mr. Cavoli ceases to be an officer or employee of the Company.

2020 Proxy Statement	31

EXECUTIVE COMPENSATION

The employment agreement for Mr. Cavoli provides for severance upon certain terminations of employment as described below under "Potential Payments Upon Termination of Employment or Change in Control."

Employment Agreement with Mr. Molluso

Virtu East entered into an employment agreement with Mr. Molluso on August 7, 2013 on an "at will" employment basis. The employment agreement provided for a salary of $500,000 per year and a starting bonus of $600,000 (which would have been required to be repaid upon a termination for "cause" (as defined in his employment agreement) or certain violations of his restrictive covenants). In addition, the employment agreement provided for eligibility to earn an annual cash bonus, as determined at the sole discretion of Virtu East. The employment agreement also provided for a grant of Class A-2 profits interests in Virtu Employee Holdco with the number of Class A-2 profits interests to be granted determined by dividing $6,000,000 by the most recent valuation of a Class A-2 capital interest of Virtu Financial. In connection with our initial public offering, Mr. Molluso's Class A-2 profits interests in Virtu Employee Holdco were reclassified into common units of Virtu Employee Holdco and are currently 100% vested. Mr. Molluso was eligible to participate in all benefit programs of Virtu East available to similarly situated employees.

In connection with his employment agreement, Mr. Molluso entered into a restrictive covenant agreement that provided for confidentiality and non-disparagement restrictions and that he will not engage in any business that competes with Virtu or its affiliates, and he will not solicit or hire employees, consultants or members of Virtu East, its subsidiaries or its affiliates during his employment and for a period of three years thereafter. He is also subject to similar restrictive covenants under the Virtu Employee Holdco Limited Liability Company Agreement.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

The following table provides information about each of the outstanding awards of options to purchase our common stock and restricted stock units held by each named executive officer as of December 31, 2019.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unvested Stock Awards (#)		Equity Incentive Plan Awards: Market Value of Unvested Stock Awards ($)(1)

Douglas A. Cifu	100,000		$19.00	4/15/2025	—		—
	—	—	—	—	32,116	(2)	$513,535
					54,045	(3)	$864,180

Brett Fairclough	75,000	—	$19.00	4/15/2025
					6,066	(2)	$96,995
					8,557	(3)	$136,826

Alex Ioffe	—	—	—	—	—		—
					185,877	(4)	$2,972,333
					27,789	(5)	$444,346

Stephen Cavoli	—	—	—	—	7,206	(3)	$115,224

Joseph Molluso	—	—	—	—	—		—

(1)
Market value is based on the closing price of a share of our Class A common stock on 12/31/2019 (the last trading day of Fiscal 2019) equal to $15.99.

(2)
These restricted stock units will vest ratably on each of January 23, 2020 and January 23, 2021.

(3)
These restricted stock units will vest ratably on each of January 23, 2020, January 23, 2021 and January 23, 2022.

(4)
These restricted stock units will vest ratably on each of September 30, 2020, September 30, 2021 and September 30, 2022.

(5)
These restricted stock units will vest ratably on each of December 26, 2020, December 26, 2021 and December 26, 2022.

32	2020 Proxy Statement

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED DURING 2019 FISCAL YEAR

The following table sets forth as to each of the named executive officers information on exercises of options to purchase our common stock, the vesting of restricted shares of our common stock, and the vesting of restricted stock units during 2019.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(5)		Value Realized on Vesting ($)

Douglas A. Cifu(1)	—	—	75,000		$1,932,000

Brett Fairclough(2)	—	—	6,158	(5)	$130,131

Alex Ioffe	—	—	—		—

Stephen Cavoli(3)	—	—	23,442	(5)	$427,582

Joseph Molluso(4)	—	—	67,004	(5)	$1,665,316

(1)
For Mr. Cifu, this includes 75,000 shares of restricted stock vested on December 31, 2019, at a closing price of $15.99.

(2)
For Mr. Fairclough, this includes the vesting of 3,033 RSUs on January 23, 2019, at a closing price of $26.43, and the vesting of 3,125 RSUs on December 26, 2019, at a closing price of $15.99.

(3)
For Mr. Cavoli, this includes the vesting of 23,442 RSUs on August 24, 2019, at a closing price of $22.35.

(4)
For Mr. Molluso, this includes the vesting of 27,004 RSUs on January 23, 2019, at a closing price of $26.43 and the vesting of 40,000 RSUs on March 21, 2019, at a closing price of $23.79.

(5)
The number of shares delivered upon vesting of the executive's stock awards were reduced by a number of shares with a market value equal to the applicable tax withholding amounts on their awards. As a result, the actual shares acquired by Messrs. Fairclough, Cavoli and Molluso upon the vesting and settlement of their stock awards was 4,963, 15,271 and 33,166, respectively.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

Severance Benefits

Under Mr. Cifu's employment agreement, if Mr. Cifu's employment is terminated by us without cause (as defined in the employment agreement), due to death or disability (as defined in the employment agreement), by the executive for good reason (as defined in the employment agreement), or due to the expiration of the term on the expiration date as a result of the Company's delivery of a notice of non-renewal of the term, then in addition to receiving his accrued amounts, Mr. Cifu will receive, subject to the execution of a release of claims: (A) severance pay in an aggregate amount equal to the greater of (x) one times his base salary and (y) an amount equal to the total amount of base salary that would otherwise have been payable through the remainder of the term (the "Cifu Severance Amount"); (B) continued health, dental, vision and life insurance benefits under the terms of our benefit plans for (x) twelve months or (y) the period from termination of employment through the remainder of the term, whichever is longer (the "Benefits Continuation Period"); and following the Benefits Continuation Period, continued participation in the Company's health, dental, vision and life insurance until the earlier of (i) Mr. Cifu's independents reaching the age of 26, (ii) Mr. Cifu or his spouse becoming eligible for Medicare, or (iii) Mr. Cifu becoming eligible for comparable coverage under another employer's benefit plans, subject to Mr. Cifu's payment of the full cost of such benefits; (C) continued eligibility to earn shares of Class A common stock under his then-current annual equity grant, and to the extent earned, a pro rata portion of such shares shall be deemed vested on the last day of the calendar year to which such award relates (the "Cifu Equity Acceleration"); (D) accelerated vesting of any earned but unvested shares of Class A common stock under the annual equity grant granted in the year prior to the year of termination; and (E) 150,000 shares of fully vested Class A common stock.

2020 Proxy Statement	33

EXECUTIVE COMPENSATION

Under Mr. Ioffe's employment agreement, if Mr. Ioffe's employment is terminated by us without cause (as defined in the employment agreement), due to death or disability (as defined in the employment agreement) or by the executive for good reason (as defined in the employment agreement), then in addition to receiving his accrued amounts, subject to the execution of a release of claims: (A) Mr. Ioffe will receive severance pay in an aggregate amount equal to twelve months' of base salary and any unpaid guaranteed bonuses (the "Ioffe Severance Amount"); (B) Mr. Ioffe will receive continued health, dental, vision and life insurance benefits under the terms of our benefit plans for twelve months; and (C) the next scheduled vesting installment under Mr. Ioffe's sign-on equity award, prorated for the elapsed portion of the calendar year, together with the full next installment of such award (if any) shall be deemed accelerated and vested.

As of December 31, 2019, Mr. Fairclough was not entitled to any payments or benefits in connection with the termination of his employment under his prior employment agreement. However, under Mr. Fairclough's current employment agreement, if Mr. Fairclough's employment is terminated by us without cause (as defined in the employment agreement), due to death or disability (as defined in the employment agreement), by the executive for good reason (as defined in the employment agreement), or due to the expiration of the term on the expiration date as a result of the Company's delivery of a notice of non-renewal of the term, then in addition to receiving his accrued amounts, subject to the execution of a release of claims: (A) Mr. Fairclough will receive severance pay in an aggregate amount equal to the greater of (x) one times his base salary and (y) an amount equal to the total amount of base salary that would otherwise have been payable through the remainder of the term (the "Fairclough Severance Amount"); (B) Mr. Fairclough will receive continued health, dental, vision and life insurance benefits under the terms of our benefit plans for twelve months; and (C) the next scheduled vesting installment under Mr. Fairclough's special equity award prorated for the elapsed portion of the calendar year, together with the full next installment of such award (if any) shall be deemed accelerated and vested.

As of December 31, 2019, Mr. Cavoli was not entitled to any payments or benefits in connection with the termination of his employment under his prior employment agreement. However, under Mr. Cavoli's current employment agreement, if Mr. Cavoli's employment is terminated by us without cause (as defined in the employment agreement), due to death or disability (as defined in the employment agreement), by the executive for good reason (as defined in the employment agreement), or due to the expiration of the term on the expiration date as a result of the Company's delivery of a notice of non-renewal of the term, then in addition to receiving his accrued amounts, subject to the execution of a release of claims: (A) Mr. Cavoli will receive severance pay in an aggregate amount equal to the greater of (x) one times his base salary and (y) an amount equal to the total amount of base salary that would otherwise have been payable through the remainder of the term (the "Cavoli Severance Amount"); (B) Mr. Cavoli will receive continued health, dental, vision and life insurance benefits under the terms of our benefit plans for twelve months; and (C) the next scheduled vesting installment under Mr. Cavoli's special equity award prorated for the elapsed portion of the calendar year, together with the full next installment of such award (if any) shall be deemed accelerated and vested.

As of December 31, 2019, Mr. Molluso was not entitled to any payments or benefits in connection with the termination of his employment under his prior employment agreement. However, in connection with Mr. Molluso's resignation from the Company, an agreement was reached pursuant to which Mr. Molluso was paid $1,250,000 in exchange for his continued service through a transition period and a release and waiver of all claims.

Severance Benefits Upon a Change in Control Termination

If Mr. Cifu is terminated at any time within sixty days before, or 24 months following, a change in control, then Mr. Cifu is entitled to the payments and benefits described above, however (1) in lieu of the Cifu Severance Amount, Mr. Cifu will be entitled to receive two and a half times the sum of (x) his base salary and (y) the annual bonus (including any amounts deferred or satisfied through the grant of equity awards) most recently awarded to Mr. Cifu for a completed fiscal year of the Company; (2) the Benefits Continuation Period will be extended to (x) 24 months or (y) the period from termination of employment through the remainder of the term, whichever is longer; and (3) in lieu of the Cifu Equity Acceleration, Mr. Cifu will be entitled to a pro rata portion of all of the shares underlying his then-current annual equity grant, which shall be deemed vested on the last day of the calendar year to which such award relates.

34	2020 Proxy Statement

EXECUTIVE COMPENSATION

If Mr. Ioffe is terminated in anticipation of, or within 12 months following, a change in control, then Mr. Ioffe is entitled to the payments and benefits described above, however in addition to the Ioffe Severance Amount, Mr. Ioffe will be entitled to the sum of (x) his target bonus amount for such year prorated based on the elapsed portion of the year plus (y) an amount equal to the highest of (i) the target bonus for the year of termination, or if no such target has been set, the most recent target amount, (ii) the prior year's actual discretionary bonus paid and (iii) the average of the two preceding years' actual discretionary bonus paid.

As of December 31, 2019, Mr. Fairclough was not entitled to any payments or benefits in connection with a change in control under his prior employment agreement. However, under Mr. Fairclough's current agreement, if Mr. Fairclough is terminated at any time in anticipation of, or within 12 months following, a change in control, then Mr. Fairclough is entitled to the payments and benefits described above, however, in lieu of the Fairclough Severance Amount, Mr. Fairclough will be entitled to an amount equal to two times the sum of (x) his base salary then in effect plus (y) the prior year's actual discretionary bonus paid to him.

As of December 31, 2019, Mr. Cavoli was not entitled to any payments or benefits in connection with a change in control under his prior employment agreement. However, under Mr. Cavoli's current agreement, if Mr. Cavoli is terminated at any time in anticipation of, or within 12 months following, a change in control, then Mr. Cavoli is entitled to the payments and benefits described above, however in lieu of the Cavoli Severance Amount, Mr. Cavoli will be entitled to an amount equal to two times the sum of (x) his base salary then in effect plus (y) the prior year's actual discretionary bonus paid to him.

For purposes of the employment agreements with Messrs. Cifu, Ioffe, Fairclough and Cavoli, "change in control" generally means (i) the acquisition by any person of beneficial ownership of 30% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, but excluding acquisitions by the Company, Vincent Viola and his permitted transferees and their respective affiliates or any employee benefit plan sponsored by the Company or any of its affiliates, (ii) a change in the composition of the board of directors such that members of the board of directors during any consecutive 12-month period cease to constitute a majority of the board of directors, (iii) the approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company, or (iv) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an affiliate of the Company.

If any payments to Messrs. Cifu, Ioffe, Fairclough and Cavoli are determined to be so-called "golden parachute" payments subject to the excise tax under Section 4999 of the Code, then such payments will be reduced to the extent such reduction would result in the executive retaining a greater net after-tax amount than he would have retained had he received the full amount of the payments and paid the applicable excise tax.

Estimated Payments Upon Termination of Employment or Change in Control

Assuming each named executive officer's (other than Mr. Molluso) termination of employment occurred on December 31, 2019 or a change in control occurred on December 31, 2019, the dollar value of the payments and other benefits to be provided to each of the named executive officers are estimated in the table below.

2020 Proxy Statement	35

EXECUTIVE COMPENSATION

Mr. Molluso voluntarily departed the Company on October 1, 2019 and the amounts shown in the table below reflect the actual payments he received in connection with such termination.

Name	Death, Disability, Termination Without Cause or for Good Reason ($)		Death, Disability, Termination Without Cause or for Good Reason 60 Days Prior to or 24 Months Following a Change in Control ($)		Non-Renewal by the Company ($)		Non-Renewal by the Company 60 Days Prior to or 24 Months Following a Change in Control ($)		Resignation without Good Reason ($)

Douglas A. Cifu
Severance	$3,308,219	(1)	$14,931,507	(2)	$3,308,219	(1)	$14,931,507	(2)	—
Restricted Stock	$2,398,500	(3)	$2,398,500	(3)	$2,398,500	(3)	$2,398,500	(3)	—
Stock Options	—		—		—		—		—

Alex Ioffe
Severance	$575,000	(4)	$3,575,000	(5)	—		—		—
RSUs	$1,243,222	(6)	$1,243,222	(6)	—		—		—
Stock Options	—		—		—		—		—

Brett Fairclough
Severance	—		—		—		—		—
Stock Options	—		—		—		—		—

Stephen Cavoli
Severance	—		—		—		—		—
Stock Options	—		—		—		—		—

Joseph Molluso
Severance	—		—		—		—		$1,250,000	(7)
RSUs	—		—		—		—		—
Stock Options	—		—		—		—		—

(1)
Represents a cash severance payment of an amount equal to (i) base salary continuation and (ii) continued health, dental, vision and life insurance benefits through the remainder of the employment term (i.e., November 15, 2022).

(2)
Represents a cash severance payment of an amount equal to (i) 2.5 times the sum of (a) executive's base salary and (b) the most recently awarded annual bonus (which was $4,800,000) and (ii) continued health, dental, vision and life insurance benefits through the remainder of the employment term (i.e., November 15, 2022).

(3)
Represents the value of (i) accelerated vesting of a pro rata portion of all of the shares underlying his then-current annual equity grant based on shares earned, which was none, and (ii) a grant of 150,000 shares of Class A common stock.

(4)
Represents a cash severance payment of an amount equal to base salary continuation, payment of any unpaid guaranteed bonuses for the year, which was none, and continued health, dental, vision and life insurance benefits for twelve months.

(5)
Represents a cash severance payment of an amount equal to the sum of (i) base salary continuation and continued health, dental, vision and life insurance benefits for twelve months, (ii) the target bonus for year 2019 prorated for a full year and (iii) the target bonus for 2019.

(6)
Represents the value of (i) accelerated vesting of a pro rata portion of the first installment of his sign-on equity grant and (ii) accelerated vesting of the entire second installment of his sign-on equity grant.

(7)
Represents a negotiated cash payment in connection with Mr. Molluso's voluntary departure from the Company and continued services provided to the Company prior to his departure.

36	2020 Proxy Statement

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of our Chief Executive Officer, Mr. Douglas A. Cifu, and the annual total compensation of our median employee. For the year ended December 31, 2019:

  •
  The median of the annual total compensation of all employees of our Company (other than our Chief Executive Officer) was $177,848;

  •
  The annual total compensation of our Chief Executive Officer was $4,598,172 (as disclosed in the Summary Compensation Table herein); and

  •
  Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median employee was 26 to 1.

To determine the median of the annual total compensation of all employees of the Company (other than our Chief Executive Officer), we identified our total employee population as of December 31, 2019, which consisted of approximately 1,065 individuals, 14 of which were temporary employees.

We determined the median based on each employee's annual base pay as of December 31, 2019, plus the variable incentive compensation award they received in 2020 for the 2019 performance year. Variable incentive compensation consisted of cash bonuses and/or the fair value of stock awards granted under the Virtu Financial, Inc. Amended and Restated Management Incentive Plan and the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (which was assumed in connection with the ITG Acquisition) at the grant date. The annual total compensation of the median employee presented above is a reasonable estimate calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The SEC's rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Hedging Policy

The Company's Securities Trading Policy discourages speculative hedging transactions, but permits directors, officers and employees of the Company to enter into long-term (six-month or longer) hedging transactions relating to shares of common stock or stock options of the Company, subject to pre-clearance pursuant to the Securities Trading Policy.

2020 Proxy Statement	37

Compensation of Directors

The compensation payable to our non-employee directors consists of the following:

  •
  an award of restricted stock units valued at $135,000 at the time of grant upon re-election at each subsequent annual meeting of stockholders. The restricted stock units vest on the one-year anniversary of the date of grant;

  •
  an annual cash retainer of $75,000, with no additional fees paid for board and committee meetings attended;

  •
  an annual cash retainer of $150,000 for the non-executive chairman of the board of directors, $25,000 for the chair of the Audit Committee, $20,000 for the chair of the Compensation Committee, $20,000 for the chair of the Nominating and Corporate Governance Committee and $20,000 for the chair of the Risk Committee; and

  •
  an annual cash retainer of $10,000 for members of the Audit Committee, $7,500 for members of the Compensation Committee, $7,500 for members of the Nominating and Corporate Governance Committee, and $7,500 for members of the Risk Committee.

After four years of service, non-employee directors must maintain a minimum stock ownership equal to $225,000.

The following table sets forth compensation earned by our directors during the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Equity Award(s) ($)(2)(3)	All Other Compensation ($)	Total ($)

Douglas A. Cifu	—	—	—	—

William F. Cruger, Jr	$100,000	$135,000	—	$235,000

Virginia Gambale(4)	—	—	—	—

Joseph J. Grano, Jr.	$85,000	$135,000	—	$220,000

Robert Greifeld	$240,000	$135,000	—	$375,000

Glenn Hutchins	$95,000	$135,000	—	$230,000

John D. Nixon	$95,625	$135,000	—	$230,625

Christopher C. Quick	$92,500	$135,000	—	$227,500

John F. (Jack) Sandner	$95,625	$135,000	—	$223,964

David Urban	$75,000	$135,000	—	$210,000

Michael T. Viola	$82,500	$135,000	—	$217,500

Vincent Viola	—	—	—	—

(1)
The amounts reported in this column represent the fees allocable to Fiscal 2019.

(2)
The amounts reported in this column represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to the grant of restricted stock units. Assumptions used in calculating these amounts are described in Note 19 of the Company's audited financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(3)
As of December 31, 2019, Messrs. Cruger, Grano, Greifeld, Hutchins, Nixon, Quick, Sandner, Urban and Michael Viola each held 6,325 unvested restricted stock units of the Company, while Ms. Gambale held no outstanding equity awards. In addition, as of December 31, 2019, Vincent Viola held 693,750 stock options of the Company and Michael Viola held 15,000 stock options of the Company, in each case all of which were vested and exercisable. For outstanding equity awards held by Mr. Cifu, please see "Outstanding Equity Awards at 2019 Fiscal Year-End" above.

(4)
Ms. Gambale was appointed to our Board of Directors on January 29, 2020

38	2020 Proxy Statement

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Stockholder ratification of the appointment of PricewaterhouseCoopers LLP is not required by law. The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority in voting power of shares of stock present or represented by proxy and entitled to vote thereon at the Annual Meeting. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment. Even if the stockholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Virtu and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The board of directors recommends that you vote FOR the ratification of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2020.

2020 Proxy Statement	39

Information Regarding Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP has served as the Company's independent registered public accounting firm since 2018. As discussed below under the caption "Change in Accountants", previously, Deloitte & Touche LLP served as the Company's independent registered public accounting firm since 2011.

The Audit Committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and our stockholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Change in Accountants

The Audit Committee conducted a competitive process to determine the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. The Audit Committee invited several firms to participate in this process, including Deloitte & Touche LLP, which firm audited the Company's financial statements for each fiscal year since 2011, up to and including the fiscal year ending December 31, 2017.

On June 4, 2018, the Audit Committee appointed PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. On June 4, 2018, the Company dismissed Deloitte & Touche LLP as the Company's independent registered public accounting firm.

The reports of Deloitte & Touche LLP on the Company's financial statements for each of the two fiscal years ending December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were the reports on the Company's financial statements qualified or modified as to uncertainty, audit scope or accounting principles. In the fiscal years ending December 31, 2017 and 2016 and in the subsequent interim period through June 4, 2018, there were no "disagreements" (as that term is described in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the subject matter of such disagreements in connection with its report on the Company's financial statements for such years. In the fiscal years ending December 31, 2017 and 2016, and in the subsequent interim period through June 4, 2018, there were no "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal years ending December 31, 2017 and 2016 and the subsequent period through June 4, 2018, neither the Company or anyone on its behalf consulted with PricewaterhouseCoopers LLP with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a "disagreement" or a "reportable event" (as such terms are defined in Item 304(a)(1) of Regulation S-K).

The Company provided Deloitte & Touche LLP and PricewaterhouseCoopers LLP with a copy of the disclosures contained in this "Change in Accountants" section of the proxy statement.

40	2020 Proxy Statement

INFORMATION REGARDING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval Policy

The policy of our Audit Committee is to review in advance, and pre-approve all audit or non-audit services to be provided by the Company's independent or other registered public accounting firm and to approve all related fees and other terms of engagement.

All of the audit-related, tax and all other services provided by PricewaterhouseCoopers LLP to us since their appointment in 2018, and by Deloitte & Touche LLP to us subsequent to our initial public offering in 2016 and until their dismissal in 2018, were approved by our Audit Committee, and none of such services were approved pursuant to the exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X. All non-audit services provided subsequent to our initial public offering in 2016 were reviewed with the Audit Committee, which in each case concluded that the provision of such services by the relevant independent registered public accounting firm was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

Audit Fees

The following table presents aggregate fees billed to us for services rendered by our current independent registered public accounting firm, PricewaterhouseCoopers LLP, for the fiscal years ended December 31, 2019 and December 31, 2018.

	2019	2018

Audit fees	$6,798,303	$3,086,096

Audit-related fees	$410,970	—

Tax fees	$1,468,232	$435,163

Total	$8,677,505	$3,521,259

Audit Fees

This category includes the aggregate fees during 2019 and 2018 for audit services provided by our independent registered public accounting firm for the fiscal years ending December 31, 2019 and December 31, 2018, including for the audits of our annual consolidated financial statements, and reviews of each of the quarterly financial statements included in our Quarterly Reports on Form 10-Q, as well as audits of the consolidated financial statements of various of our regulated and foreign operating subsidiaries. In 2019, these amounts include fees associated with the audit of various regulated and foreign operating subsidiaries acquired in the ITG Acquisition.

Audit-Related Fees

This category includes the aggregate fees during 2019 and 2018 for services related to the performance of the audits and reviews described in the preceding paragraph that are not included in the Audit Fees category. In 2019, these amounts include fees associated with assurance services provided in respect of certain businesses acquired in the ITG Acquisition. This category also includes any fees associated with (i) accounting consultation and due diligence related to certain transactions, (ii) services rendered in connection with our registration statements and (iii) the preparation and review of documents related to our securities offerings.

Tax Fees

This category includes the aggregate fees during 2019 and 2018 for professional tax services provided by the independent registered public accounting firm or its affiliates, including for tax compliance and tax advice. In 2019, these amounts include fees associated with tax services provided in respect of various regulated and foreign operating subsidiaries acquired in the ITG Acquisition.

All Other Fees

There were no other fees during 2019 and 2018.

2020 Proxy Statement	41

Proposal 4: Amendment to the Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan

The Board has previously adopted and our stockholders have previously approved the Virtu Financial Amended and Restated 2015 Management Incentive Plan (the "2015 Incentive Plan"). Subject to the approval of our stockholders, the Board on April 22, 2020 adopted an amendment (the "Amendment") to the 2015 Incentive Plan. In this proposal, we are asking our stockholders to approve the 2015 Incentive Plan, as proposed to be amended by the Amendment.

The Amendment makes the following key changes to the 2015 Incentive Plan:

  •
  Increases the number of shares of the Company's Class A common stock available for future issuance under the 2015 Incentive Plan by 5,000,000 shares to a total of 21,000,000 shares.

We expect the 5,000,000 additional shares to be sufficient funding under the 2015 Incentive Plan for approximately three years, based upon the closing stock price of $23.97 on April 9, 2020. Our Board believes that equity compensation plays an important role in our compensation program, for retention purposes and to attract new employees by aligning the interests of the participants in our compensation programs with those of our stockholders, and therefore, it is essential for our Company to have a sufficient number of reserved shares available for issuance under our equity compensation plans, and without the additional shares, our Company would not be in a position to do so. These additional shares are necessary from a strategic and operational perspective in order to attract and retain the talent necessary for our business to be successful.

Our Board believes that the proposed increase will provide a sufficient number of available shares of our Class A common stock for future granting needs to help our Company achieve the purposes of the 2015 Incentive Plan. Our Board reviewed our historical and prospective usage of equity to determine the number of shares we will most likely require for future compensation purposes for the next three years. This review took into account shares remaining in the 2015 Incentive Plan, potential shares that may become issuable in the future based on performance, including year-to-date accruals under our current programs, and the effect of new hires as our Company continues to grow. Our Board also considered our prospective equity usage relative to our peers.

If the stockholders do not approve this Proposal 4, the Amendment will not become effective, the proposed additional shares will not become available for issuance under the 2015 Incentive Plan, and the 2015 Incentive Plan will continue as in effect prior to the Amendment, subject to previously authorized share limits.

Summary of Sound Governance Features of the 2015 Incentive Plan

The Board and the Compensation Committee believe the 2015 Incentive Plan, as amended by the Amendment, contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

  •
  No "evergreen" provision. The number of shares of our Class A common stock available for issuance under the 2015 Incentive Plan is fixed and does not adjust based upon the number of shares outstanding.

  •
  Will not be excessively dilutive to our stockholders. Subject to adjustment, the maximum number of shares of our Class A common stock authorized and reserved for issuance under the 2015 Incentive Plan will increase from 16,000,000 to 21,000,000.

  •
  No liberal change in control definition. The change in control definition in the 2015 Incentive Plan is not a "liberal" definition and, for example, would not be achieved merely upon stockholder approval of a

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    transaction. A change in control (or the approval of a plan of complete dissolution or liquidation) must actually occur in order for the change in control provisions in the 2015 Incentive Plan to be triggered.

  •
  No repricing without stockholder approval. The 2015 Incentive Plan prohibits the repricing of outstanding stock options or SARs (as defined below) without stockholder approval.

A copy of the Amendment and a full text of the 2015 Incentive Plan is attached as Annex A to this Proxy Statement. Except for the change outlined above, there are no other changes to the terms and provisions of the 2015 Incentive Plan. The 2015 Incentive Plan was amended by our Board on April 22, 2020 and is subject to the approval of our stockholders at the Annual Meeting. The Amendment to the 2015 Incentive Plan was approved by our Board.

Summary of the 2015 Incentive Plan Features

The following is a summary of the material terms and conditions of the 2015 Incentive Plan assuming that the proposed amendment under the 2015 Incentive Plan is approved by stockholders at the Annual Meeting. Except for the foregoing, there are no other changes to the terms and provisions of the 2015 Incentive Plan. This summary is qualified in its entirety by reference to the 2015 Incentive Plan and the Amendment attached as Annex A to this proxy statement. You are encouraged to read the 2015 Incentive Plan and the Amendment in its entirety.

Administration.    The Compensation Committee (or subcommittee thereof, if necessary for Section 162(m) of the Code) will administer the 2015 Incentive Plan. The Compensation Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2015 Incentive Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2015 Incentive Plan. The Compensation Committee will have full discretion to administer and interpret the 2015 Incentive Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility.    Any current or prospective employees, directors, officers, consultants or advisors of our Company or its affiliates who are selected by the Compensation Committee will be eligible for awards under the 2015 Incentive Plan. The Compensation Committee will have the sole and complete authority to determine who will be granted an award under the 2015 Incentive Plan. As of April 13, 2020, we had approximately 1,009 employees and officers eligible to participate in the 2015 Incentive Plan, as well as 11 non-employee directors.

Number of Shares Authorized.    The 2015 Incentive Plan provides for an aggregate of 21,000,000 shares of our Class A common stock. No more than 21,000,000 shares of our Class A common stock may be issued with respect to incentive stock options under the 2015 Incentive Plan. No participant may be granted awards of options and stock appreciation rights with respect to more than 1,000,000 shares of our Class A common stock in any 12-month period. No more than 1,000,000 shares of our Class A common stock may be granted under the 2015 Incentive Plan with respect to any performance compensation awards to any participant during a performance period (or with respect to each year if the performance period is more than one year). The maximum amount payable to any participant under the 2015 Incentive Plan for any single year during a performance period for a cash denominated award is $10,000,000 (with respect to each year if the performance period is more than one year). The maximum amount (based on the grant-date fair market value) of awards that may be granted under the 2015 Incentive Plan in any single fiscal year to any non-employee director is $300,000. This limitation on awards to non-employee directors does not apply in respect of restricted stock units issued to a non-employee director in lieu of payment of cash director compensation or board or committee fees, nor in respect of any one-time initial equity grant upon a non-employee director's appointment to our board of directors. Shares of our Class A common stock subject to awards are generally unavailable for future grant; provided that in no event shall such shares increase the number of shares of our Class A common stock that may be delivered pursuant to incentive stock options granted under the 2015 Incentive Plan. If any award granted under the 2015 Incentive Plan expires, terminates, is canceled or forfeited without being settled or exercised, or if a stock appreciation right is settled in cash or otherwise without the issuance of shares, shares of our Class A common subject to such award will again be made available for future grant. In addition, if any shares are surrendered or tendered to pay the exercise price of an

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PROPOSAL 4: AMENDMENT TO THE AMENDED AND RESTATED 2015 MANAGEMENT INCENTIVE PLAN

award or to satisfy withholding taxes owed, such shares will again be available for grant under the 2015 Incentive Plan.

Change in Capitalization.    If there is a change in our Company's corporate capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our Class A common stock or Class B common stock or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment to the terms of the 2015 Incentive Plan (or awards thereunder) is necessary or appropriate, then the Compensation Committee may make adjustments in a manner that it deems equitable. Such adjustments may be to the number of shares reserved for issuance under the 2015 Incentive Plan, the number of shares covered by awards then outstanding under the 2015 Incentive Plan, the limitations on awards under the 2015 Incentive Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

Awards Available for Grant.    The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights ("SARs"), restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing. Awards may be granted under the 2015 Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by our Company or with which our Company combines (which are referred to herein as "Substitute Awards").

Stock Options.    The Compensation Committee will be authorized to grant options to purchase shares of our Class A common stock that are either "qualified," meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or "non-qualified," meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the 2015 Incentive Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an "incentive stock option." Options granted under the 2015 Incentive Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the 2015 Incentive Plan, the exercise price of the options will not be less than the fair market value of our Class A common stock at the time of grant (except with respect to Substitute Awards). Options granted under the 2015 Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2015 Incentive Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% shareholder), provided that, if the term of a non-qualified option would expire at a time when trading in the shares of our Class A common stock is prohibited by our Company's insider trading policy, the option's term shall be automatically extended until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or shares of our Class A common stock valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest), or by such other method as the Compensation Committee may permit in its sole discretion, including: (i) in other property having a fair market value equal to the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of our Class A common stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a "net exercise" procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Any fractional shares of Class A common stock will be settled in cash.

Stock Appreciation Rights.    The Compensation Committee will be authorized to award SARs under the 2015 Incentive Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2015 Incentive Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our Class A common stock for each SAR shall not be less than 100% of the

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fair market value of such share, determined as of the date of grant. The remaining terms of the SARs shall be established by the Compensation Committee and reflected in the award agreement.

Restricted Stock.    The Compensation Committee will be authorized to grant restricted stock under the 2015 Incentive Plan, which will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is Class A common stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Any accumulated dividends will be payable at the same time as the underlying restricted stock vests.

Restricted Stock Unit Awards.    The Compensation Committee will be authorized to award restricted stock unit awards, which will be subject to the terms and conditions established by the Compensation Committee. A restricted stock unit award, once vested, may be settled in common shares equal to the number of units earned, or in cash equal to the fair market value of the number of vested shares, at the election of the Compensation Committee. Restricted stock units may be settled at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by our Company of dividends on shares of our Class A common stock, either in cash or (at the sole discretion of the Compensation Committee) in shares of our Class A common stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying restricted stock units are settled.

Other Stock-Based Awards.    The Compensation Committee will be authorized to grant awards of unrestricted shares of our Class A common stock, rights to receive grants of awards at a future date, or other awards denominated in shares of our Class A common stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

Performance Compensation Awards.    The Compensation Committee may grant any award under the 2015 Incentive Plan in the form of a "Performance Compensation Award" (including cash bonuses) intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code by conditioning the number of shares earned or vested, or any payout, under the award on the satisfaction of certain "Performance Goals." The Compensation Committee may establish these Performance Goals with reference to one or more of the following:

  •
  net earnings or net income (before or after taxes);

  •
  basic or diluted earnings per share (before or after taxes);

  •
  net revenue or net revenue growth;

  •
  gross revenue or gross revenue growth, gross profit or gross profit growth;

  •
  net operating profit (before or after taxes);

  •
  return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales);

  •
  cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis;

  •
  earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA);

  •
  gross or net operating margins;

  •
  productivity ratios;

  •
  share price (including, but not limited to, growth measures and total shareholder return);

  •
  expense targets or cost reduction goals, general and administrative expense savings;

  •
  operating efficiency;

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PROPOSAL 4: AMENDMENT TO THE AMENDED AND RESTATED 2015 MANAGEMENT INCENTIVE PLAN

  •
  objective measures of customer satisfaction;

  •
  working capital targets;

  •
  measures of economic value added or other "value creation" metrics;

  •
  enterprise value;

  •
  stockholder return;

  •
  client retention;

  •
  competitive market metrics;

  •
  employee retention;

  •
  objective measures of personal targets, goals or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets);

  •
  system-wide revenues;

  •
  cost of capital, debt leverage year-end cash position or book value;

  •
  strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or

  •
  any combination of the foregoing.

Any of the above Performance Goal elements can be stated as a percentage of another Performance Goal or used on an absolute, relative or adjusted basis to measure the performance of our Company and/or its affiliates or any divisions, operation or business units, product lines, asset classes, brands, administrative departments or combination thereof, as the Compensation Committee deems appropriate. Performance Goals may be compared to the performance of a group of comparator companies or a published or special index that the Compensation Committee deems appropriate or, stock market indices. The Compensation Committee may provide for accelerated vesting of any award based on the achievement of Performance Goals. Any award that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will be granted, and Performance Goals for such an award will be established, by the Compensation Committee in writing not later than 90 days after the commencement of the performance period to which the Performance Goals relate, or such other period required under Section 162(m) of the Code. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee must certify in writing that the Performance Goals established with respect to such award have been achieved. In determining the actual amount of an individual participant's Performance Compensation Award for a performance period, the Compensation Committee may reduce or eliminate the amount of the Performance Compensation Award earned consistent with Section 162(m) of the Code.

The Compensation Committee may also specify adjustments or modifications (to the extent it would not result in adverse results under Section 162(m) of the Code) to be made to the calculation of a Performance Goal for such performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items and/or in management's discussion and analysis of financial condition and results of operations appearing in our Company's annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in our Company's fiscal year.

Unless otherwise provided in the applicable award agreement, a participant shall be eligible to receive payment in respect of a performance compensation award only to the extent that (i) the Performance Goals for such period are achieved; and (ii) all or some of the portion of such participant's performance compensation award has been

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earned for the performance period based on the application of the "Performance Formula" (as defined in the 2015 Incentive Plan) to such Performance Goals.

Effect of a Change in Control.    Unless otherwise provided in an award agreement, or any applicable employment, consulting, change in control, severance or other agreement between a participant and our Company, in the event of a change of control, if a participant's employment or service is terminated by our Company other than for cause (and other than due to death or disability) within the 12-month period following a change in control, then the Compensation Committee may provide that (i) all then-outstanding options and SARs will become immediately exercisable as of such participant's date of termination with respect to all of the shares subject to such option or SAR; and/or (ii) the restricted period shall expire as of such participant's date of termination with respect to all of the then-outstanding shares of restricted stock or restricted stock units (including, without limitation, a waiver of any applicable Performance Goals); provided that any award whose vesting or exercisability is otherwise subject to the achievement of performance conditions, the portion of such award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of target performance as determined by the Compensation Committee and prorated for the number of days elapsed from the grant date of such award through the date of termination. In addition, the Compensation Committee may in its discretion and upon at least 10 days' notice to the affected persons, cancel any outstanding award and pay the holders, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such awards based upon the price per share of the Company's common stock received or to be received by other shareholders of the Company in the event. Notwithstanding the above, the Compensation Committee shall exercise such discretion over any award subject to Section 409A of the Code at the time such award is granted.

Nontransferability.    Each award may be exercised during the participant's lifetime by the participant or, if permissible under applicable law, by the participant's guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the 2015 Incentive Plan).

Amendment.    The 2015 Incentive Plan will have a term of 10 years. The board of directors may amend, suspend or terminate the 2015 Incentive Plan at any time, subject to stockholder approval if necessary to comply with any tax, NASDAQ or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted will not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) or cancel any SAR and replace it with a new SAR (with a lower strike price) or other award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes), and (iii) the Compensation Committee may not take any other action considered a repricing for purposes of the shareholder approval rules of the applicable securities exchange on which our common shares are listed. However, stockholder approval is not required with respect to clauses (i), (ii), and (iii) above with respect to certain adjustments on changes in capitalization. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without the approval of our stockholders.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2015 Incentive Plan and the disposition of shares acquired pursuant to

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the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options.    The Code requires that, for treatment of an option as an incentive stock option, shares of our Common Stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an "item of tax preference," which may give rise to "alternative minimum tax" liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option ("a non-qualified stock option"). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise and the participant's tax basis will equal the sum of the compensation income recognized and the exercise price. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs.    No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock.    A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended). The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable

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compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units.    A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award.

The Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m).    The Tax Cuts and Jobs Act of 2017 ("Tax Act") generally eliminated the ability to deduct compensation qualifying for the "performance-based compensation" exception under Code Section 162(m) for tax years commencing after December 31, 2017. Code Section 162(m) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to "covered employees" (as determined under Code Section 162(m)). For 2017 and prior taxable years, an exception to this deduction limit applied to "performance-based compensation," such as stock options and other equity awards that satisfied certain criteria. Under the Tax Act, the performance-based pay exception to Code Section 162(m) was eliminated, but a transition rule may allow the exception to continue to apply to certain performance-based compensation payable under written binding contracts that were in effect on November 2, 2017. The Amendment is not intended to affect the ability of awards previously granted under the 2015 Incentive Plan to qualify for grandfathered status under the Code Section 162(m) transition rules if they otherwise would. However, no assurance can be given that such awards will, in fact, be exempt.

New Plan Benefits

The Company has not approved any awards that are conditioned upon stockholder approval of the 2015 Incentive Plan. Other than with respect to annual restricted stock unit awards to our non-employee directors, awards under the 2015 Incentive Plan will be determined by our board of directors (or committee thereof) in its discretion. It is, therefore, not possible to predict the awards that will be made to particular officers in the future under the 2015 Incentive Plan. For information regarding grants made in 2019 to our named executive officers under the 2015 Plan, see the Summary Compensation Table above.

Non-Employee Directors.    The 2015 Incentive Plan authorizes the grant of equity-based awards to non-employee directors pursuant to our director compensation program as in effect from time to time, as described under the heading "Compensation of Directors." Historically, our non-employee directors have received annual equity grants under the 2015 Incentive Plan in accordance with our director compensation program. The table below sets forth the aggregate grant date fair value of annual equity-based awards that all non-employee directors as a group are expected to receive in fiscal 2020 pursuant to our director compensation program as currently in effect.

Name and Position	Dollar Value	Number of Units

All current non-executive officer directors as a group(1)	$135,000	—

(1)
The number of RSUs granted to non-executive director nominees on the 2020 Annual Meeting date cannot be determined at this time since the grant value will be converted to a number of RSUs using our closing stock price on the 2020 Annual Meeting date.

In accordance with SEC rules, the table below indicates the aggregate number of stock options granted under the 2015 Incentive Plan since its adoption to each NEO, all current executive officers as a group, all current directors (other than executive officers) as a group, and all current employees (other than executive officers) as a group. No stock options have been granted since 2015. As of April 13, 2020, there were 3,000,650 shares of our Class A common stock subject to stock options under the 2015 Incentive Plan, with a weighted average exercise price of

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$19.00 and a weighted average remaining term of 5.0 years. As of April 13, 2020, the closing price of our Common Stock was $24.27 per share.

Name	Title	Stock Options

Named Executive Officers:

Douglas A. Cifu	Chief Executive Officer	$400,000

Alexander M. Ioffe	Executive Vice President and Chief Financial Officer	—

Brett Fairclough	Chief Operating Officer	$100,000

Stephen Cavoli	Executive Vice President, Markets	—

Joseph Molluso	Former Executive Vice President and Chief Financial Officer	$45,000

All executive officers as a group (5 persons)		$545,000

All directors (other than executive officers) as a group (11 persons)		$2,835,000

All employees (other than executive officers) as a group (140 persons)		$5,848,000

	(a)	(b)	(c)

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Plan Category

Equity compensation plans approved by security holders	3,000,650	$19.00	1,074,355

Equity compensation plans not approved by security holders	n/a	n/a	n/a

Total	3,000,650	$19.00	1,074,355

Vote Required

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to approve the 2015 Incentive Plan.

The board of directors recommends that you vote FOR the amendment to the Virtual Financial, Inc. Amended and Restated 2015 Management Incentive Plan to increase the number of shares authorized for issuance thereunder.

(6)
NTD: Company to confirm, if true.

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Audit Committee Report

The following is the report of the Audit Committee of Virtu Financial, Inc. (the "Company") with respect to our audited financial statements for the year ended December 31, 2019. The information contained in this report shall not be deemed "soliciting material" or otherwise considered "filed" with the SEC, and such information shall not be incorporated by reference into any future filing under the Exchange Act, except to the extent that we specifically incorporate such information by reference in such filing.

The Audit Committee hereby reports as follows:

  1. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Company's management.

  2. The Audit Committee has discussed with the Company's independent registered public accounting firm the overall scope of, and plans for, their audit. The Audit Committee has met with the independent registered public accounting firm to discuss the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

  3. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee has concluded that PricewaterhouseCoopers LLP's provision of audit and non-audit services to the Company and its affiliates is compatible with PricewaterhouseCoopers LLP's independence.

  4. The Audit Committee has an established charter outlining the practices it follows. The charter is available on the Company's website at: ir.virtu.com/corporate-governance/default.aspx.

  5. Based on the review and discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Company's board of directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
William F. Cruger, Jr. John F. (Jack) Sandner Christopher C. Quick Joseph J. Grano, Jr.

2020 Proxy Statement	51

Stock Ownership of Certain Beneficial Owners and Management

The tables below set forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock by:

  •
  each of our directors and executive officers;

  •
  each person who is known to be the beneficial owner of more than 5% of the outstanding shares of our Class A common stock and Class B common stock; and

  •
  all of our directors and executive officers as a group.

We have four classes of authorized common stock. The Class A common stock and the Class C common stock have one vote per share. The Class B common stock and the Class D common stock have 10 votes per share. Shares of our common stock generally vote together as a single class on all matters submitted to a vote of our stockholders.

Prior to our initial public offering, our business was conducted through Virtu Financial and its subsidiaries. In a series of transactions that occurred in connection with our initial public offering, (i) we became the sole managing member of Virtu Financial and acquired non-voting common interest units of Virtu Financial Units, (ii) certain direct or indirect equity holders of Virtu Financial acquired shares of our Class A common stock and (iii) certain direct or indirect equity holders of Virtu Financial had their interests reclassified into Virtu Financial Units and acquired shares of our Class C common stock or, in the case of the Founder Member only, shares of our Class D common stock (collectively, the "Virtu Members"). Subject to certain restrictions, each Virtu Member, other than the Founder Member, has the right at any time to exchange any vested Virtu Financial Units (together with a corresponding number of shares of Class C common stock) for shares of Class A common stock on a one-for-one basis. Subject to certain restrictions, the Founder Member has the right at any time to exchange any Virtu Financial Units (together with a corresponding number of shares of Class D common stock) for shares of Class B common stock on a one-for-one basis. Shares of Class B common stock may be converted into shares of Class A common stock on a one-for-one basis.

The numbers of shares of Class A common stock beneficially owned and percentages of beneficial ownership set forth in the table below assume that (i) all Virtu Financial Units (together with the corresponding shares of Class C common stock) that have vested or will vest within 60 days have been exchanged for shares of Class A common stock, (ii) all Virtu Financial Units (together with the corresponding shares of Class D common stock) have been exchanged for shares of Class B common stock and (iii) all shares of Class B common stock have been converted into shares of Class A common stock. Subject to the assumptions in the preceding sentence, the amounts and percentages of Class A common stock and Class B common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

Except as set forth in the footnotes below, the percentages included in the following table are based on 120,999,607 shares of Class A common stock outstanding, 12,162,851 Virtu Financial Units and related shares of Class C common stock, and 60,091,740 Virtu Financial Units and related shares of Class D common stock outstanding as of April 13, 2020.

52	2020 Proxy Statement

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated, the address for each beneficial owner listed below is: c/o Virtu Financial, Inc., One Liberty Plaza, 165 Broadway, New York, New York 10006.

	Class A Common Stock (on a fully exchanged and converted basis)		Class B Common Stock (on a fully exchanged and converted basis)(1)		Combined Voting Power(2)

	Number	Percentage	Number	Percentage	Percentage

	As of April 13, 2020 (unless otherwise stated in the footnotes below)

Name of Beneficial Owner

5% Equity holders

TJMT Holdings LLC(3)	60,091,740	31.1%	60,091,740	100%	81.9%

Virtu Employee Holdco LLC(4)	6,810,869	3.5%	—	—	*

Funds affiliated with Havelock Fund Investments Pte Ltd.(5)	16,880,503	8.8%	—	—	2.3%

FMR LLC(6)	8,282,194	4.3%	—	—	*

The Vanguard Group(7)	6,804,249	3.5%	—	—	*

William Blair Investment Management, LLC(8)	8,114,972	4.2%	—	—	*

Ordinal Ventures, LLC (f/k/a North Island Ventures, LLC)(9)	40,064,103	20.9%	—	—	5.5%

Directors and Executive Officers
Vincent Viola(3)(4)	67,596,359	35.0%	60,091,740	100%	82.9%

Douglas A. Cifu(10)	3,943,301	2.0%	—	—	*

Brett Fairclough(11)	121,834	*	—	—	*

Alex Ioffe	18,527	*	—	—	*

Stephen Cavoli	77,819	*	—	—	*

Joseph Molluso(11)	414,158	*	—	—	*

William F. Cruger, Jr.(11)	31,950	*	—	—	*

Virginia Gambale	—	—	—	—	—

Joseph J. Grano, Jr.	10,133	*	—	—	*

Robert Greifeld(9)	40,075,948	20.9%	—	—	5.5%

Glenn Hutchins(9)	40,075,948	20.9%	—	—	5.5%

John D. Nixon	24,892	*	—	—	*

Christopher C. Quick	18,982	*	—	—	*

John F. (Jack) Sandner(11)	33,222	*	—	—	*

David J. Urban	2,825	*	—	—	*

Michael T. Viola(3)	66,984,896	34.7%	60,091,740	100%	82.0%

All directors and executive officers as a group (16 persons)	112,386,867	58.5%	60,091,740	100%	89.1%

*
Less than 1%

(1)
Represents (i) 60,091,740 shares of Class A common stock issuable to the Founder Member at any time upon (a) the exchange of the 60,091,740 Virtu Financial Units and an equal number of shares of Class D common stock held by the Founder Member for shares of Class B common stock and (b) the conversion of such shares of Class B common stock into shares of Class A common stock.

(2)
Percentage of combined voting power represents voting power with respect to all shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock, voting together as a single class. Each holder of Class B common stock and Class D common stock is entitled to 10 votes per share and each holder of Class A common stock and Class C common stock is entitled to one vote per share on all matters submitted to our stockholders for a vote. Our Class C common stock and Class D common stock do not

2020 Proxy Statement	53

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  have any of the economic rights (including rights to dividends and distributions upon liquidation) associated with our Class A common stock and Class B common stock.

(3)
The Founder Member is owned by trusts for the benefit of family members of Mr. Viola and Teresa Viola, Mr. Viola's wife. Teresa Viola and Michael T. Viola, Mr. Viola's son and one of our directors, share dispositive control and voting control over the shares held by the Founder Member. As a result, Teresa Viola and Michael T. Viola beneficially own 60,091,740 Virtu Financial Units and an equal number of shares of Class D common stock held by the Founder Member, and 6,810,869 Virtu Financial Units and an equal number of shares of Class C common stock through Virtu Employee Holdco. In addition, Michael T. Viola directly owns 67,287 shares of Class A common stock and directly owns 15,000 shares of Class A common stock issuable upon the exercise of stock options that have vested or will vest within the next 60 days. Mr. Vincent Viola may be deemed to beneficially own the shares held by the Founder Member by virtue of his relationship with Teresa Viola.

(4)
Mr. Viola is the manager of Virtu Employee Holdco, a vehicle that holds Virtu Financial Units on behalf of certain directors and key employees, and exercises dispositive control and voting control over the 6,810,869 Class A common shares issuable upon the exchange of Virtu Financial Units and corresponding shares of Class C common stock held by Virtu Employee Holdco (including both vested and unvested Virtu Financial Units and corresponding shares of Class C common stock), which represents 5.7% of the Class A common shares issued and outstanding as of April 13, 2020. Mr. Viola disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein. In addition, Mr. Viola directly owns 693,750 shares of Class A common stock issuable upon the exercise of stock options that have vested or will vest within the next 60 days, and may be deemed to beneficially own 60,091,740 Virtu Financial Units and an equal number of shares of Class D common stock, each beneficially owned by Teresa Viola, Mr. Viola's wife, that Mr. Viola may be deemed to beneficially own by virtue of their relationship.

(5)
Based upon statements in the Schedule 13D/A filed by Temasek Holdings (Private) Limited ("Temasek"), Fullerton Fund Investments Pte Ltd ("Fullerton"), Havelock Fund Investments Pte Ltd ("Havelock"), Temasek Capital (Private) Limited ("Temasek Capital"), Seletar Investments Pte Ltd ("Seletar") and Aranda Investments Pte. Ltd. ("Aranda") on May 15, 2018. Fullerton, through its ownership of Havelock, may be deemed to share voting and dispositive power over the 8,867,682 shares of Class A common stock beneficially owned or deemed to be beneficially owned by Havelock. Seletar, through its ownership of Aranda, and Temasek Capital, through its ownership of Seletar, each may be deemed to share voting and dispositive power over the 8,012,821 shares of Class A common stock beneficially owned or deemed to be beneficially owned by Aranda. Temasek, through its ownership of Fullerton and Temasek Capital, may be deemed to share voting and dispositive power over the shares of Class A common stock beneficially owned or deemed to be beneficially owned by Fullerton, Havelock, Temasek Capital, Seletar and Aranda. Havelock is the direct beneficial owner of 8,867,682 shares of Class A common stock, and Aranda is the direct beneficial owner of 8,012,821 shares of Class A common stock. The address of Temasek is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.

(6)
Based upon statements in the Schedule 13G/A filed by FMR LLC ("FMR") on February 7, 2020. FMR has (i) sole voting power over 621,072 shares of Class A common stock; and (ii) sole dispositive power over 8,282,194 shares of Class A common stock. The aggregate amount of Class A common stock beneficially owned by FMR represents 6.9% of the Class A common stock issued and outstanding as of April 13, 2020. The address of FMR is 245 Summer Street, Boston, MA 02210

(7)
Based upon statements in the Schedule 13G/A filed by The Vanguard Group ("Vanguard") on February 12, 2020. Vanguard has (i) sole voting power over 31,925 shares of Class A common stock; (ii) shared voting power over 9,656 shares of Class A common stock; (iii) sole dispositive power over 6,768,230 shares of Class A common stock; and (iv) shared dispositive power over 36,019 shares of Class A common stock. The aggregate amount of Class A common stock beneficially owned by Vanguard represents 5.7% of the Class A common stock issued and outstanding as of April 13, 2020. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(8)
Based upon statements in the Schedule 13G filed by William Blair Investment Management, LLC ("William Blair") on February 10, 2020. William Blair has (i) sole voting power over 7,257,395 shares of Class A common stock; and (ii) sole dispositive power over 8,114,972 shares of Class A common stock. The aggregate amount of Class A common stock beneficially owned by William Blair represents 6.8% of the Class A common stock issued and outstanding as of April 13, 2020. The address of William Blair is 150 North Riverside Plaza, Chicago, IL 60606.

(9)
Based upon statements in the Schedule 13D filed by Ordinal Ventures, LLC (f/k/a North Island Ventures, LLC) ("Ventures"), Ordinal Holdings I, LP (f/k/a North Island Holdings I, LP) ("NIH"), Ordinal Holdings I GP, LP (f/k/a North Island Holdings I GP, LP) (the "NIH GP"), North Island, West Meadow Group LLC ("West Meadow"), Glenn H. Hutchins and Robert Greifeld (collectively, the "NIH Reporting Persons") on July 31, 2017. NIH GP is the sole general partner of NIH, and in that capacity, directs the operations of NIH. Ventures is the sole general partner of the NIH GP, and in that capacity, directs the operations of the NIH GP. Messrs. Hutchins and Greifeld, directly and/or indirectly through North Island and West Meadow, respectively, each controls 50% of the membership interests in Ventures and are executives of Ventures. North Island and West Meadow are controlled by Messrs. Hutchins and Greifeld, respectively. The NIH Reporting persons have shared voting and dispositive power over 39,725,979 shares of Class A common stock. The principal business address of each of Ventures and Messrs. Hutchins and Greifeld is 667 Madison Avenue, New York, NY 10065, and the principal business address of each of NIH and NIH GP is c/o Ordinal Ventures, LLC (f/k/a North Island Ventures, LLC), 667 Madison Avenue, New York, NY 10065. The principal business address of North Island is c/o Glenn H. Hutchins, 667 Madison Avenue, New York, NY 10065. The principal business address of West Meadow is c/o Robert Greifeld, 667 Madison Avenue, New York, NY 10065. Under the Stockholders Agreement (as defined below), the Founder Member has agreed to take all necessary action, including voting all of its shares of capital stock of the Company or providing written consent to cause the election of the directors nominated by NIH pursuant to the NIH Investment Agreement (as defined below) and in accordance with the terms of the Stockholders Agreement.

54	2020 Proxy Statement

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(10)
The Class A common stock owned by Mr. Cifu is comprised of (i) 100,000 shares of Class A common stock issuable upon the exercise of stock options that have vested or will vest within the next 60 days; (ii) 2,830,742 shares of Class A common stock issuable upon the exchange of Virtu Financial Units and corresponding shares of Class C common stock held by Mr. Cifu; (iii) 819,804 shares of Class A common stock issuable upon the exchange of Virtu Financial Units and corresponding shares of Class C common stock held by a trust for the benefit of the Cifu Family (the "Cifu Family Trust") and (iv) 192,755 shares of Class A common stock held by Mr. Cifu directly. Melissa B. Lautenberg, Mr. Cifu's wife, and Dr. Mitchel A. Lautenberg, Ms. Lautenberg's brother, share dispositive control and voting control over the shares held by the Cifu Family Trust. Mr. Cifu may be deemed to beneficially own the shares held by the Cifu Family Trust by virtue of his relationship with Ms. Lautenberg.

(11)
Includes Virtu Financial Units and corresponding shares of Class C common stock held by Virtu Employee Holdco on behalf of such person that have vested or will vest within the next 60 days.

2020 Proxy Statement	55

Certain Relationships and Related Party Transactions

Related Party Transactions Policies and Procedures

Upon the consummation of our initial public offering, we adopted a written Related Person Transaction Policy (the "Policy"), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the Policy, our Audit Committee has overall responsibility for implementation of and compliance with the Policy.

For purposes of the Policy, a "related person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the Policy) had, has or will have a direct or indirect material interest. A "related person transaction" does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our board of directors or Compensation Committee.

The Policy requires that notice of a proposed related person transaction be provided to our legal department prior to entering into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the Policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the Policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that the Audit Committee may determine whether to ratify, rescind or terminate the related person transaction.

The Policy also provides that the Audit Committee reviews certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

Amended and Restated Virtu Financial Limited Liability Company Agreement

In connection with reorganization transactions preceding our initial public offering (which we refer to as the "reorganization transactions"), we, Virtu Financial and each of the Virtu Members (including the Founder Member, Mr. Cifu, certain affiliates of Silver Lake Partners, an affiliate of Temasek and Virtu Employee Holdco) entered into the Amended and Restated Virtu Financial LLC Agreement (as it may be amended from time to time).

In accordance with the terms of the Amended and Restated Virtu Financial LLC Agreement, we operate our business through Virtu Financial and its subsidiaries. Pursuant to the terms of the Amended and Restated Virtu Financial LLC Agreement, so long as affiliates of Mr. Viola continue to own any Virtu Financial Units, shares of our Class A common stock or securities exchangeable or convertible into shares of our Class A common stock, we will not, without the prior written consent of such holders, engage in any business activity other than the management and ownership of Virtu Financial and its subsidiaries or own any assets other than securities of Virtu Financial and its subsidiaries and/or any cash or other property or assets distributed by or otherwise received from Virtu Financial and its subsidiaries, unless we determine in good faith that such actions or ownership are in the best interest of Virtu Financial. As the sole managing member of Virtu Financial, we have control over all of the affairs and decision-making of Virtu Financial. As such, through our officers and directors, we are responsible for all

56	2020 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

operational and administrative decisions of Virtu Financial and the day-to-day management of Virtu Financial's business. We will fund any dividends to our stockholders by causing Virtu Financial to make distributions to its equity holders, including the Founder Member, Virtu Employee Holdco, the Employee Trust and us, subject to the limitations imposed by our credit agreement.

The holders of Virtu Financial Units generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Virtu Financial. Net profits and net losses of Virtu Financial are generally allocated to its members pro rata in accordance with the percentages of their respective ownership of Virtu Financial Units, though certain non-pro rata adjustments are made to reflect tax depreciation, amortization and other allocations. The Amended and Restated Virtu Financial LLC Agreement provides for cash distributions to the holders of Virtu Financial Units for purposes of funding their tax obligations in respect of the taxable income of Virtu Financial that is allocated to them. Generally, these tax distributions are computed based on Virtu Financial's estimate of the net taxable income of Virtu Financial allocable to each holder of Virtu Financial Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the non-deductibility of certain expenses and the character of our income).

The Amended and Restated Virtu Financial LLC Agreement provides that, except as otherwise determined by us, if at any time we issue a share of our Class A common stock or Class B common stock, other than pursuant to an issuance and distribution to holders of shares of our common stock of rights to purchase our equity securities under a "poison pill" or similar stockholders rights plan or pursuant to an employee benefit plan, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Virtu Financial (unless such shares were issued by us solely to fund (i) our ongoing operations or pay our expenses or other obligations or (ii) the purchase from a member of Virtu Financial of Virtu Financial Units (in which case such net proceeds shall instead be transferred to the selling member as consideration for such purchase)) and Virtu Financial shall issue to us one Virtu Financial Unit. Similarly, except as otherwise determined by us, Virtu Financial will not issue any additional Virtu Financial Units to us unless we issue or sell an equal number of shares of our Class A common stock or Class B common stock. Conversely, if at any time any shares of our Class A common stock or Class B common stock are redeemed, repurchased or otherwise acquired, Virtu Financial will redeem, repurchase or otherwise acquire an equal number of Virtu Financial Units held by us, upon the same terms and for the same price per security, as the shares of our Class A common stock or Class B common stock are redeemed, repurchased or otherwise acquired. In addition, Virtu Financial will not affect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Virtu Financial Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our common stock, and we will not affect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the Virtu Financial Units.

Pursuant to the terms of the Amended and Restated Virtu Financial LLC Agreement, certain members of management of Virtu Financial, including Messrs. Viola and Cifu, are subject to non-compete and non-solicitation obligations until the third anniversary of the date on which such person ceases to be an officer, director or employee of ours. The employee members of Virtu Employee Holdco, including Mr. Fairclough, are subject to similar restrictions under the limited liability company agreements of Virtu Employee Holdco.

Subject to certain exceptions, Virtu Financial will indemnify the Virtu Members against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with Virtu Financial's business or affairs or the Amended and Restated Virtu Financial LLC Agreement or any related document.

Virtu Financial may be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) as determined by us. Upon dissolution, Virtu Financial will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Virtu Financial's liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to the members in proportion to their vested Virtu Financial Units (after giving effect to any obligations of Virtu Financial to make tax distributions).

2020 Proxy Statement	57

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Historically, Virtu Financial has regularly declared and paid distributions on its equity interests to its members, including the Company. During the year ended December 31, 2019, Virtu Financial declared and paid $236.0 million in cash distributions to its members (including our Founder Member, Employee Holdco, and our executive officers) in accordance with their ownership interests.

Exchange Agreement

At the closing of our initial public offering, we entered into an Exchange Agreement (the "Exchange Agreement") with Virtu Financial and each of the Virtu Members, pursuant to which they (or certain transferees thereof) have the right to exchange their Virtu Financial Units (along with the corresponding shares of our Class C common stock or Class D common stock, as applicable) for shares of our Class A common stock or Class B common stock, as applicable, on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Upon exchange, each share of our Class C common stock or Class D common stock will be cancelled.

The Exchange Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock is proposed by us or our stockholders and approved by our board of directors or is otherwise consented to or approved by our board of directors, the Virtu Members will be permitted to participate in such offer by delivery of a notice of exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the Virtu Members to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the Virtu Members may participate in each such offer without being required to exchange Virtu Financial Units and shares of our Class C common stock or Class D common stock.

The Exchange Agreement also provides that, in the event of a merger, consolidation or other business combination involving us (unless, following such transaction, all or substantially all of the holders of the voting power of us prior to such transaction continue to hold a majority of the voting power of the surviving entity (or its parent) in substantially the same proportions as immediately prior to such transaction) is approved by our board of directors and consummated in accordance with applicable law, we may require that each of the Virtu Members exchange with us all of such Virtu Member's Virtu Financial Units and shares of our Class C common stock or Class D common stock, as applicable, for aggregate consideration for each Virtu Financial Unit and share of our Class C common stock or Class D common stock, as applicable, that is equivalent to the consideration payable in respect of each share of our Class A common stock in such transaction. Such Virtu Members are not required to participate in such a transaction that is tax-free for our stockholders unless the transaction is also tax-free for such Virtu Members as holders of Virtu Financial Units and shares of our Class C common stock or Class D common stock, as applicable.

Tax Receivable Agreements

In connection with the reorganization transactions, we acquired equity interests in Virtu Financial from certain affiliates of Silver Lake Partners and Temasek, as a result of a series of transactions (the "Mergers"). In addition, we used a portion of the net proceeds from our initial public offering to purchase Virtu Financial Units and corresponding shares of Class C common stock from certain direct or indirect equity holders of Virtu Financial. These purchases resulted in favorable tax basis adjustments to the assets of Virtu Financial that will be allocated to us and our subsidiaries. Future acquisitions of interests in Virtu Financial are expected to produce favorable tax attributes. In addition, future exchanges by certain direct or indirect equity holders of Virtu Financial of Virtu Financial Units and corresponding shares of Class C common stock or Class D common stock, as the case may be, for shares of our Class A common stock or Class B common stock, respectively, are expected to produce favorable tax attributes. These tax attributes would not be available to us in the absence of those transactions. Both the existing and anticipated tax basis adjustments are expected to reduce the amount of tax that we would otherwise be required to pay in the future.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We entered into three tax receivable agreements with certain direct or indirect equity holders of Virtu Financial (one with the Founder Member, Virtu Employee Holdco, the Employee Trust, certain management members and other post-initial public offering investors), another with affiliates of Silver Lake Partners and affiliates of Temasek, and the other with other affiliates of Silver Lake Partners, that provide for the payment by us to certain direct or indirect equity holders of Virtu Financial (or their transferees of Virtu Financial Units or other assignees) of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of (i) any increase in tax basis in Virtu Financial's assets resulting from (a) the acquisition of equity interests in Virtu Financial from an affiliate of Silver Lake Partners and an affiliate of Temasek, and another affiliate of Temasek (the "Temasek Member") in the reorganization transactions (which represents the unamortized portion of the increase in tax basis in Virtu Financial's assets resulting from a prior acquisition of interests in Virtu Financial by an affiliate of Silver Lake Partners and Temasek, and the Temasek Member, (b) the purchases of Virtu Financial Units (along with the corresponding shares of our Class C common stock or Class D common stock, as applicable) from certain direct or indirect equity holders of Virtu Financial using a portion of the net proceeds from our initial public offering or in any future offering, (c) exchanges by certain direct or indirect equity holders of Virtu Financial of Virtu Financial Units (together with the corresponding shares of our Class C common stock or Class D common stock, as applicable) for shares of our Class A common stock or Class B common stock, as applicable, or (d) payments under the tax receivable agreements, (ii) any net operating losses available to us as a result of the Mergers and (iii) tax benefits related to imputed interest deemed arising as a result of payments made under the tax receivable agreements.

The actual increase in tax basis, as well as the amount and timing of any payments under these agreements, varies depending upon a number of factors, including the timing of exchanges by certain direct or indirect equity holders of Virtu Financial, the price of our Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, the amount and timing of the taxable income we generate in the future and the tax rate then applicable and the portion of our payments under the tax receivable agreements constituting imputed interest.

The payments we are required to make under the tax receivable agreements could be substantial. We expect that, as a result of the amount of the increases in the tax basis of the tangible and intangible assets of Virtu Financial, assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize in full the potential tax benefit described above, future payments to certain direct or indirect equity holders of Virtu Financial are expected to range from approximately $3.3 million to $20.7 million per year over the next 15 years. Such payments will occur only after we have filed our U.S. federal and state income tax returns and realized the cash tax savings from the favorable tax attributes. Future payments under the tax receivable agreements in respect of subsequent exchanges would be in addition to these amounts and are expected to be substantial. The payments under the tax receivable agreements are not conditioned upon the certain direct or indirect equity holders of Virtu Financial's continued ownership of us.

In addition, although we are not aware of any issue that would cause the IRS to challenge the tax basis increases or other benefits arising under the tax receivable agreements, certain direct or indirect equity holders of Virtu Financial (or their transferees or other assignees) will not reimburse us for any payments previously made if such tax basis increases or other tax benefits are subsequently disallowed, except that any excess payments made to certain direct or indirect equity holders of Virtu Financial will be netted against future payments otherwise to be made under the tax receivable agreements, if any, after our determination of such excess. As a result, in such circumstances we could make payments to certain direct or indirect equity holders of Virtu Financial under the tax receivable agreements that are greater than our actual cash tax savings and may not be able to recoup those payments, which could negatively impact our liquidity.

In addition, the tax receivable agreements provide that, upon certain mergers, asset sales or other forms of business combination or certain other changes of control, our or our successor's obligations with respect to tax benefits would be based on certain assumptions, including that we or our successor would have sufficient taxable income to fully utilize the benefits arising from the increased tax deductions and tax basis and other benefits covered by the tax receivable agreements. As a result, upon a change of control, we could be required to make payments under a tax receivable agreement that are greater than or less than the specified percentage of our actual cash tax savings, which could negatively impact our liquidity.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition, the tax receivable agreements provide that in the case of a change in control of the Company, certain direct or indirect equity holders of Virtu Financial have the option to terminate the applicable tax receivable agreement, and we will be required to make a payment to such electing party in an amount equal to the present value of future payments (calculated using a discount rate equal to the lesser of 6.5% or LIBOR plus 100 basis points, which may differ from our, or a potential acquirer's, then-current cost of capital) under the tax receivable agreement, which payment would be based on certain assumptions, including those relating to our future taxable income. In these situations, our obligations under the tax receivable agreements could have a substantial negative impact on our, or a potential acquirer's, liquidity and could have the effect of delaying, deferring, modifying or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. These provisions of the tax receivable agreements may result in situations where certain direct or indirect equity holders of Virtu Financial have interests that differ from or are in addition to those of our other stockholders. In addition, we could be required to make payments under the tax receivable agreements that are substantial and in excess of our, or a potential acquirer's, actual cash savings in income tax.

Finally, because we are a holding company with no operations of our own, our ability to make payments under the tax receivable agreements is dependent on the ability of our subsidiaries to make distributions to us. Our credit agreement restricts the ability of our subsidiaries to make distributions to us, which could affect our ability to make payments under the tax receivable agreements. To the extent that we are unable to make payments under the tax receivable agreements for any reason, such payments will be deferred and will accrue interest until paid.

We made our first payment of $7.0 million in February 2017, our second payment of $12.4 million in September 2018, and our third payment of $13.3 million in March 2020. During the year ended December 31, 2019, an affiliate of Temasek received $2.6 million and an affiliate of a former stockholder received $7.0 million. Through April 13, 2020, during the year ended December 31, 2020, an affiliate of Temasek received $7.4 million, the Founder Member received $2.6 million and members and former members of Virtu Employee Holdco LLC received $1.5 million.

Indemnification Agreements

We entered into an indemnification agreement with each of our executive officers and directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Agreements Entered into in Connection with the Acquisition of KCG Holdings, Inc.

Investment Agreements

In connection with financing the Acquisition of KCG Holdings, Inc. on July 20, 2017, on April 20, 2017, the Company entered into investment agreements with each of NIH (as amended and restated on June 23, 2017, the "NIH Investment Agreement") and Aranda Investments Pte. Ltd. (an affiliate of Temasek) (the "Temasek Investment Agreement", and together with the NIH Investment Agreement, the "Investment Agreements"). Pursuant to the Investment Agreements, the Company issued Class A common stock to each of Aranda (the "Temasek Investment") and NIH (the "NIH Investment"), each in private placement transactions exempt from the registration requirements of the Securities Act.

The NIH Investment Agreement provides NIH with certain board nomination rights determined based on the percentage of the Company's Class A common stock beneficially owned by NIH as of the closing of the NIH Investment. On July 20, 2017, pursuant to the NIH Investment Agreement, the Company's Executive Chairman and Founder, Vincent J. Viola, resigned as Executive Chairman and was appointed as Chairman Emeritus, Robert Greifeld was appointed as the new Chairman and Glenn Hutchins was appointed as a member of the Company's board of directors. Additionally, for so long as NIH beneficially owns at least 50% of its shares of the Company's Class A common stock held as of the closing of the NIH Investment, NIH is entitled to nominate two directors to serve on the Company's board of directors. When NIH beneficially owns less than 50% but at least 25% of its shares of the Company's Class A common stock held as of the closing of the NIH Investment, NIH is entitled to

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nominate one director. In addition, for so long as NIH is entitled to nominate one director, NIH is entitled to certain pre-emptive rights with respect to issuances of the Company's equity securities, subject to customary exceptions, based on the percentage of the Company's Class A common stock owned by NIH at the time of such issuance.

The NIH Investment Agreement also provides NIH with certain information rights determined based on the percentage of the Company's Class A common stock beneficially owned by NIH as of the closing of the NIH Investment.

The Temasek Investment Agreement provides that, among other things, Aranda is entitled to certain board nomination rights, for so long as Aranda and its affiliates beneficially own at least 25% of its shares of Class A common stock held as of the closing of the Temasek Investment.

The summary of the NIH Investment Agreement is qualified in its entirety by the complete text of the NIH Investment Agreement, filed by the Company with the SEC on August 9, 2017, as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017. The summary of the Temasek Investment Agreement is qualified in its entirety by the complete text of the Temasek Investment Agreement, filed by the Company with the SEC on May 10, 2017, as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017.

Stockholders Agreement

In connection with entering into the Temasek Investment Agreement and NIH Investment Agreement, on April 20, 2017, the Company entered into a Stockholders Agreement (the "Stockholders Agreement") with the Founder Member, Temasek, Havelock Fund Investments Pte Ltd. (an affiliate of Temasek) ("Havelock" and, together with Aranda, the "Temasek Entities") and NIH. The Stockholders Agreement became effective on July 20, 2017.

Under the Stockholders Agreement, the Founder Member has agreed to take all necessary action, including voting all of its shares of capital stock of the Company or providing written consent to cause the election of the directors nominated by NIH pursuant to the NIH Investment Agreement and in accordance with the terms of the Stockholders Agreement. To the extent the Founder Member transfers any of its shares to an affiliated transferee, that transferee would also be bound by the terms of the Stockholders Agreement. The Founder Member's obligations pursuant to NIH's director nomination right will automatically terminate upon the termination of NIH's right to appoint directors pursuant to the NIH Investment Agreement.

The Stockholders Agreement also grants the Temasek Entities and NIH with tag-along rights, subject to customary exceptions, in connection with a transfer of shares by the Founder Member that are subject to cutback provisions on a pro rata basis (in each case calculated based on a fully exchanged and converted to Class A common stock basis).

Amended and Restated Registration Rights Agreement

On April 15, 2015, prior to the consummation of the Company's initial public offering, the Company entered into a Registration Rights Agreement with the Founder Member, Havelock and certain direct or indirect or equity holders of the Company that granted the parties certain demand and registration rights. In connection with Temasek Investment and the NIH Investment, on April 20, 2017, the Company and the parties thereto executed the Amended and Restated Registration Rights Agreement (the "Amended and Restated Registration Rights Agreement") to add NIH and Temasek as parties and provide them with similar registration rights as Havelock. The Amended and Restated Registration Rights Agreement became effective on July 20, 2017.

Subject to several exceptions, including certain specified underwriter cutbacks and the Company's right to defer a demand registration under certain circumstances, the Founder Member, the Temasek Entities and NIH may require that the Company register for public resale under the Securities Act all common stock of the Company constituting registrable securities that they request be registered at any time so long as the securities requested to be registered in each registration statement have an aggregate estimated market value of least $50 million. Under the Amended and Restated Registration Rights Agreement, the Company is not obligated to effectuate more than seven demand registrations for the Founder Member, more than four demand registrations for NIH or more than three demand registrations for the Temasek Entities. The Founder Member, the Temasek Entities and NIH also have the right to require the Company to register the sale of the registrable securities held by them on Form S-3,

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subject to offering size and other restrictions. In addition, the Company is required to file a shelf registration statement for the registrable securities, and cause such shelf registration statement to become effective within one year after the earlier of the closing of the Temasek Investment and the NIH Investment.

If the Founder Member, the Temasek Entities or NIH make a request for registration, the non-requesting parties to the Amended and Restated Registration Rights Agreement are entitled to piggyback registration rights in connection with the request. If such request is for an underwritten offering, the piggyback registration rights are subject to underwriter cutback provisions. In addition, the parties to the Amended and Restated Registration Rights Agreement are entitled to piggyback registration rights with respect to any registration initiated by the Company or another stockholder, and if any such registration is in the form of an underwritten offering, such piggyback registration rights are subject to underwriter cutback provisions.

Pursuant to the Amended and Restated Registration Rights Agreement, NIH will have no registration rights until after the first anniversary of the closing of the NIH Investment and during such period NIH shall be deemed to be an Excluded Party (as defined in the Amended and Restated Registration Rights Agreement) in connection with certain cutback provisions (unless the Founder Member exercises its registration rights under the Amended and Restated Registration Rights Agreement, in which case NIH will have the right to exercise its registration rights).

In connection with the registrations described above, the Company is required to indemnify any selling stockholders and the Company will bear all fees, costs and expenses (except underwriting commissions and discounts and fees and expenses of the selling stockholders and their internal and similar costs (other than the fees and expense of a single law firm representing the selling stockholders)).

In connection with the May 2018 public offering by the Company and certain selling stockholders of 17,250,000 shares of Class A common stock as described in a Prospectus dated May 8, 2018, as supplemented by a Prospectus Supplement dated May 10, 2018 (filed with the SEC on May 11, 2018), the Company, the Founder Member, NIH, Havelock and Aranda entered into that certain Amendment No. 1 to the Amended and Restated Registration Rights Agreement to, among other things, add Mr. Vincent Viola and Mr. Michael Viola as parties to the Amended and Restated Registration Rights Agreement.

Secondary Offerings

In May 2019, the Company completed a public offering (the "May 2019 Secondary Offering") of 9,000,000 shares of Class A common stock at a purchase price per share paid by the underwriters of $22.00, the net proceeds of which were used to purchase an equivalent number of Virtu Financial Units and corresponding shares of Class D common stock from the Founder Member pursuant to that certain Member Purchase Agreement, entered into on May 14, 2019 by and between the Company and the Founder Member. The terms of the May 2019 Secondary Offering are described in a Prospectus Supplement dated May 14, 2019 (filed with the SEC on May 16, 2019).

Loan Agreement and Warrant

On March 20, 2020, Virtu Americas LLC (the "Borrower"), an indirect subsidiary of the Company, entered into a Loan Agreement (the "Loan Agreement") with the Founder Member (as the "Lender"), as lender and administrative agent, providing for unsecured term loans from time to time (the "Loans") in an aggregate original principal amount not to exceed $300 million. The Loans may be borrowed in one or more borrowings on or after March 20, 2020 and prior to September 20, 2020, as further described below. The Borrower intends to use the proceeds of the Loans solely to finance the purchase and settlement of securities and to fund margin deposits with the National Securities Clearing Corporation and Options Clearing Corporation. Upon the execution of and in consideration for the Lender's commitments under the Loan Agreement, the Borrower delivered to the Lender a warrant (the "Warrant") to purchase shares of Class A common stock. Pursuant to the Warrant, the Lender may purchase up to 3,000,000 shares of Class A common stock, which number of shares will be increased to 10,000,000 if, at any time during the term of the Loan Agreement, Loans equal to or greater than $100 million remain outstanding for a certain period of time specified in the Warrant. The exercise price per share of the Class A common stock issuable pursuant to the Warrant shall be equal to the average of the volume weighted average prices of the Class A common stock for the ten (10) trading days following the date on which the Company publicly announces its earnings results for the first quarter of 2020. The Warrant may be exercised on or after the eleventh (11th) trading

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day following the date on which the Company publicly announces its earnings results for the first quarter of 2020, up to and including January 15, 2022. The Warrant and Class A common stock issuable pursuant to the Warrant were offered, and will be issued and sold, in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering. The interest rate for the Loans will be 8.0% per annum, and the Loans will be due on September 20, 2020. If an event of default occurs and is continuing, the Lender may increase the interest rate 2.0% above what would otherwise be applicable on overdue amounts, and declare all Loans immediately due and payable. The Borrower may prepay the Loans in whole or in part at any time without penalty. The Loan Agreement contains certain customary representations and warranties, covenants and events of default applicable to the Borrower.

Other Transactions

The Company purchases network connections services from affiliates of Level 3 Communications ("Level 3"). Temasek has a significant ownership interest in Level 3. For the year ended December 31, 2019, the Company paid $1.5 million to Level 3 for these services.

Subsequent to the Company's acquisition of Investment Technology Group, Inc., the Company makes commission-sharing arrangement ("CSA") payments to affiliates of DBS Group Holdings ("DBS"). Temasek and its affiliates have a significant ownership interest in DBS. The Company made payments of $0.1 million to DBS for the year ended December 31, 2019.

The Company provides brokerage and related services to FMR LLC ("FMR"). As noted in footnote 6 to the beneficial ownership table on page 52 of this proxy statement, according to the Schedule 13G/A filed by FMR on February 7, 2020, FMR may have been deemed to have shared voting and dispositive power over more than five percent of the Company's issued and outstanding Class A common shares. For the year ended December 31, 2019, the Company received $7 million from FMR for these services.

The Company provides brokerage and related services to The Vanguard Group, Inc. ("Vanguard"). As noted in footnote 7 to the beneficial ownership table on page 52 of this proxy statement, according to the Schedule 13G/A filed by Vanguard on February 12, 2020, Vanguard may have been deemed to have shared voting and dispositive power over more than five percent of the Company's issued and outstanding Class A common shares. For the year ended December 31, 2019, the Company received $2.6 million from Vanguard for these services. The Company provides brokerage and related services to William Blair Investment Management, LLC ("William Blair"). As noted in footnote 8 to the beneficial ownership table on page 52 of this proxy statement, according to the Schedule 13G/A filed by William Blair on February 10, 2020, William Blair may have been deemed to have shared voting and dispositive power over more than five percent of the Company's issued and outstanding Class A common shares. For the year ended December 31, 2019, the Company received $.5 million from William Blair for these services.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons"), to file with the SEC initial reports of stock ownership and reports of changes in ownership of common stock and other equity securities of the Company. All Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to fiscal 2019, except that (i) a Form 4 of Virtu Employee Holdco reporting the disposition of 326,673 shares of Class C common stock and corresponding Virtu Financial Units was filed late on May 17, 2019, (ii) a Form 4 of Virtu Employee Holdco reporting the disposition of 206,390 shares of Class C common stock and corresponding Virtu Financial Units was filed late on August 12, 2019, and (iii) a Form 4 of Virtu Employee Holdco reporting the disposition of 730,284 shares of Class C common stock and corresponding Virtu Financial Units was filed late on February 14, 2020, in each case due to administrative oversight.

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Additional Information

List of Stockholders of Record

In accordance with Delaware law, a list of the names of our stockholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 8:30 a.m. and 4:30 p.m. local time at our principal executive offices at One Liberty Plaza, 165 Broadway, New York, New York 10006. If, as a result of the coronavirus pandemic, our offices are not generally open during the ten days prior to the Annual Meeting, stockholders of record may request a list of stockholders of record as of the Record Date for any purpose germane to the Annual Meeting by contacting us by mail sent to the attention of the Secretary of the Company at our principal executive offices located at One Liberty Plaza, 165 Broadway, New York, New York 10006, or by calling us at 212-418-0100. A list of stockholders of record will be available for inspection during the Annual Meeting through the meeting website.

Submission of Stockholder Proposals at Next Year's Annual Meeting

To be considered for inclusion in next year's proxy statement and form of proxy, stockholder proposals for the 2021 Annual Meeting of Stockholders must be received at our principal executive offices no later than December 25, 2020, unless the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or after June 5, 2021, in which case the stockholder proposal must be received a reasonable time before we begin to print and mail our proxy materials.

For any stockholder proposal or director nomination that is not submitted for inclusion in next year's proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2021 Annual Meeting of Stockholders, stockholders are advised to review our by-laws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year's annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 5, 2021 and March 7, 2021 for the 2021 Annual Meeting of Stockholders. In the event that the 2021 Annual Meeting of Stockholders is convened more than 30 days prior to or delayed by more than 60 days after June 5, 2021, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2021 Annual Meeting of Stockholders and no later than the later of (1) the 90th day prior to the 2021 Annual Meeting of stockholders and (2) the tenth day following the day on which we notify stockholders of the date of the 2021 Annual Meeting of Stockholders, either by mail or other public disclosure.

All stockholder proposals should be sent to our principal executive offices at Virtu Financial, Inc., One Liberty Plaza, 165 Broadway, New York, New York 10006, Attn: Secretary.

We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Secretary at the address set forth above.

Consideration of Stockholder-Recommended Director Nominees

Our Nominating and Corporate Governance Committee will consider director nominee recommendations submitted by our stockholders. Stockholders who wish to recommend a director nominee must submit their suggestions in the manner set forth in our bylaws as described above to our principal executive offices at Virtu Financial, Inc., One Liberty Plaza, 165 Broadway, New York, New York 10006, Attn: Secretary.

As required by our bylaws, stockholders should include the name, biographical information and other relevant information relating to the recommended director nominee, including, among other things, information that would be

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required to be included in the proxy statement filed in accordance with applicable rules under the Exchange Act and the written consent of the director nominee to be named as a nominee and to serve as a director if elected, among other requirements set forth in our bylaws. Evaluation of any such recommendations is the responsibility of the Nominating and Corporate Governance Committee. In the event of any stockholder recommendations, the Nominating and Corporate Governance Committee will evaluate the persons recommended in the same manner as other candidates.

Stockholder Communications with the Board of Directors

Any stockholder or other interested party may contact our board of directors as a group, our non-employee directors as a group, or any individual director by sending written correspondence to the following address: Virtu Financial, Inc., One Liberty Plaza, 165 Broadway, New York, New York 10006, Attn: Secretary.

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General Information

We are making this proxy statement available to our stockholders on or about April 24, 2020 in connection with the solicitation of proxies by our board of directors for the Annual Meeting, which will be held on Friday, June 5, 2020 at 9:00 a.m. (Eastern Time) via webcast through the provided link. As a stockholder of Virtu, you are invited to attend the Virtual Annual Meeting and are entitled and encouraged to vote on the proposals described in this proxy statement. Below are answers to common questions stockholders may have about the Annual Meeting. Our fiscal year ends on December 31.

We have four classes of authorized common stock. The Class A common stock and the Class C common stock have one vote per share. The Class B common stock and the Class D common stock have 10 votes per share. Shares of our common stock generally vote together as a single class on all matters submitted to a vote of our stockholders.

The Founder Member, an affiliate of Mr. Vincent Viola, our founder and Chairman Emeritus, and other members of the Viola family, holds all of our issued and outstanding Class D common stock and controls approximately 83% of the combined voting power of our outstanding common stock. As a result, it is able to control any action requiring the general approval of our stockholders, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and bylaws and the approval of any merger or sale of substantially all of our assets.

What information is included in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our board of directors and board committees, the compensation of current directors and certain executive officers for the year ended December 31, 2019, and other information.

What are the Proxy Materials?

The "Proxy Materials" are this proxy statement and our annual report to stockholders, which includes the Form 10-K for the fiscal year ended December 31, 2019.

Why did I receive a one-page notice in the mail regarding the Internet availability of the Proxy Materials instead of a full set of the Proxy Materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our Proxy Materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the Proxy Materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the Proxy Materials. Instructions on how to access the Proxy Materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive the Proxy Materials in printed form by mail or electronically by email on an ongoing basis.

What items will be voted on at the Annual Meeting and how does the board of directors recommend that I vote?

There are four proposals to be voted on at the Annual Meeting:

  1.
  to elect four directors to our board of directors, each to serve as a Class II director for a term of three years expiring at the annual meeting of stockholders to be held in 2023 and until such director's successor has been duly elected and qualified;

  2.
  to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement;

  3.
  to approve an amendment to the Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan to increase the number of shares authorized for issuance thereunder; and

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  4.
  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

The board of directors recommends that you vote FOR each of the four proposals.

Our amended and restated bylaws (our "bylaws") provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. We have not received any such proposals. We do not anticipate any other matters will come before the Annual Meeting. If any other matter comes before the Annual Meeting, the proxy holders appointed by our board of directors will have discretion to vote on those matters.

Who may vote at the meeting?

Holders of Class A common stock, Class C common stock and Class D common stock, together as a single class, as of the close of business on April 7, 2020, the Record Date, may vote at the Annual Meeting.

How many votes do I have?

As of the Record Date, there were:

  •
  120,997,607 shares of Class A common stock outstanding;

  •
  12,162,851 shares of Class C common stock outstanding; and

  •
  60,091,740 shares of Class D common stock outstanding.

There are no shares of Class B common stock outstanding.

Holders of Class A common stock are entitled to one vote per share of Class A common stock held as of the Record Date. Holders of Class C common stock are entitled to one vote per share of Class C common stock held as of the Record Date. Holders of Class D common stock are entitled to ten votes per share of Class D common stock held as of the Record Date.

What vote is required for each proposal?

For the election of directors, each director must be elected by a plurality of the votes cast. This means that the four nominees receiving the largest number of "FOR" votes will be elected as directors. We do not have cumulative voting.

The approval, on an advisory basis, of the compensation of our named executive officers, the ratification of the appointment of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019, the approval of the amendment to the Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan, and any other proposals that may come before the Annual Meeting will be determined by the affirmative vote of a majority in voting power of shares of stock present or represented by proxy and entitled to vote thereon.

The Founder Member controls approximately 85% of the combined voting power of our outstanding common stock and, as a result, controls any action requiring the general approval of our stockholders, including the election of our board of directors. The Founder Member has informed us that it intends to vote "FOR" the four nominated directors.

How are abstentions and broker non-votes counted?

Abstentions (shares present at the meeting or by proxy that are voted "abstain") and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum but are not counted as votes cast in respect of the proposals to be voted on at the Annual Meeting.

What constitutes a "quorum"?

The holders of a majority of the voting power of the combined shares of Class A common stock, Class B common stock, Class C common stock and Class D common stock issued, outstanding and entitled to vote, either present or represented by proxy, constitute a quorum.

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What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
  •
  Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are a stockholder of record.

  •
  Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. The organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the shares you hold in your account.

How do I vote?
  •
  Vote by Internet. Visit www.proxyvote.com to vote via the Internet.  Stockholders of record may submit proxies over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the Proxy Materials were requested, the instructions on the printed proxy card. Most beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees. Please check your voting instruction form for Internet voting availability.

  •
  Vote by Telephone.  Call toll-free 1-800-690-6903 in the United States or from foreign countries from any touch-tone telephone and follow the instructions. Stockholders of record may submit proxies using any touch-tone telephone from within the United States by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the Proxy Materials were requested, the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees.

  •
  Vote by Mail.  Stockholders of record may submit proxies by mail by requesting printed proxy cards and completing, signing and dating the printed proxy cards and mailing them in the pre-addressed envelopes that will accompany the printed Proxy Materials. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the pre-addressed envelopes accompanying the voting instruction forms. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see "How are abstentions and broker non-votes counted?" regarding whether your broker, bank or other holder of record may vote your uninstructed shares on each proposal.

How can I vote my shares in person and participate at the Annual Meeting?

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, the Annual Meeting will be held in a virtual meeting format only. Stockholders may participate in the annual meeting by visiting the following website: www.virtualshareholdermeeting.com/VIRT2020. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I change my vote after submitting a proxy?

Stockholders of record may revoke their proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked to Virtu Financial, Inc., One Liberty Plaza, 165 Broadway, New York, New York 10006, Attn: Secretary, (ii) submitting a

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later-dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting electronically during the Annual Meeting. If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

If I hold shares in street name through a broker, can the broker vote my shares for me?

If you hold your shares in street name and you do not vote, the broker or other organization holding your shares can vote on certain "routine" proposals but cannot vote on other proposals. Proposals 1, 2 and 4 are not considered "routine" proposals. Proposal 3 is a "routine" proposal. If you hold shares in street name and do not vote on proposal 1, 2 or 4, your shares will not be voted in respect of those proposals and will be counted as "broker non-votes."

Who is paying for this proxy solicitation?

We are paying the costs of the solicitation of proxies, which we anticipate will be approximately $10,000. Members of our board of directors and officers and employees may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.

What do I need to do if I want to attend the meeting?

To attend and vote at the virtual Annual Meeting, you will need your 16-digit control number, included in your Notice of Internet Availability, on your proxy card or on the instructions that accompany your proxy materials. You may electronically attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VIRT2020 and using your 16-digit control number to enter the meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Where can I find voting results?

Final voting results from the Annual Meeting will be filed with the Securities and Exchange Commission ("SEC") on a Current Report on Form 8-K on or before the fourth business day after the Annual Meeting concludes.

I share an address with another stockholder. Why did we receive only one set of Proxy Materials?

We may satisfy SEC rules regarding delivery of our Proxy Materials, including our proxy statement, or delivery of the Notice of Internet Availability of Proxy Materials by delivering a single copy of these documents to an address shared by two or more stockholders. This process is known as "householding." We have delivered only one set of the Proxy Materials or one Notice of Internet Availability of Proxy Materials, as applicable, to stockholders who share an address with another stockholder, unless contrary instructions were received prior to the mailing date. We undertake to promptly deliver, upon written or oral request, a separate copy of our proxy statement, our annual report including our Form 10-K for the fiscal year ended December 31, 2019 and/or our Notice of Internet Availability of Proxy Materials, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered, or to deliver a single copy in lieu of multiple copies to a single household if preferred. To make such a request, please follow the instructions on our Notice of Internet Availability of Proxy Materials.

If your shares are held by a brokerage firm or bank and you prefer to receive separate copies of our proxy statement, our annual report including our Form 10-K for the fiscal year ended December 31, 2019 and/or our Notice of Internet Availability of Proxy Materials, either now or in the future, please contact your brokerage firm or bank. If your brokerage firm or bank is unable or unwilling to assist you, please contact our Investor Relations department at our executive office by calling (212) 418-0100. Stockholders sharing an address who are receiving multiple copies of the Proxy Materials and/or our Notice of Internet Availability of Proxy Materials may request to receive a single copy of the Proxy Materials and/or our Notice of Internet Availability of Proxy Materials, either now or in the future, by contacting our Investor Relations department at our executive office by calling (212) 418-0100.

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GENERAL INFORMATION

May I ask questions at the Annual Meeting?

Yes. Stockholders will have the same opportunity to participate at the virtual Annual Meeting as they would at an annual meeting of the Company held in person. Stockholders may submit questions live during the meeting by accessing the meeting at www.virtualshareholdermeeting.com/VIRT2020, typing a question into the "Ask a Question" field, and clicking "Submit." Only questions submitted by stockholders on subjects pertinent to meeting matters will be answered during the meeting, subject to time constraints.

May guests attend the Annual Meeting?

Yes. A webcast of the Annual Meeting will also be available to the general public at the following link: www.virtualshareholdermeeting.com/VIRT2020. Select "Other Stockholders/Guests" to enter the meeting. Please note that guests will not have the ability to ask questions or vote during the meeting.

Whom should I contact if I have additional questions?

You can contact our Investor Relations department at our executive office at (212) 418-0100. Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These filings are available on the Investor Relations page of our corporate website at www.virtu.com. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including financial statements and schedules and amendments thereto filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Virtu Financial, Inc.
Attn: Investor Relations
One Liberty Plaza
165 Broadway
New York, New York 10006

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ANNEX A: AMENDED VIRTU FINANCIAL, INC. AMENDED AND RESTATED 2015 MANAGEMENT INCENTIVE PLAN

First Amendment to
Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan

              The Amended and Restated Management Incentive Plan (the "Plan") of Virtu Financial, Inc., a Delaware corporation (the "Company"), is hereby amended, effective as of April 22, 2020 (the "Effective Date"), as follows:

1.    Amendment to Section 5(b) of the Plan.    Section 5(b) of the Plan is hereby amended so that the references to "16,000,000" in Section 5(b)(i) and (iii) are deleted and replaced with "21,000,000".

2.    Effectiveness.    In accordance with Section 14(a) of the Plan, the effectiveness of this Amendment to the Plan (this "Amendment") is subject to the approval of the Company's stockholders at the Company's 2020 annual general meeting of stockholders. For the avoidance of doubt, if stockholder approval is not obtained, then this Amendment shall be void ab initio and of no force and effect.

3.    Effect on the Plan.    This Amendment shall not constitute a waiver, amendment or modification of any provision of the Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Plan are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the Effective Date, each reference in the Plan to "this Plan," "herein," "hereof," "hereunder" or words of similar import shall mean and be a reference to the Plan as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Plan, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

72	2020 Proxy Statement

 Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan

1.    Purpose and History.    The Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan (the "Plan") is intended to help Virtu Financial, Inc., a Delaware corporation (including any successor thereto, the "Company") and its Affiliates (i) attract and retain key personnel by providing them the opportunity to acquire an equity interest in the Company or other incentive compensation measured by reference to the value of Common Stock and (ii) align the interests of key personnel with those of the Company's shareholders. The Virtu Financial, Inc. 2015 Management Incentive Plan was originally adopted by the Board on April 3, 2015.

2.    Effective Date; Duration.    The Plan shall be effective as of June 30, 2017 (the "Effective Date"). The expiration date of the Plan, on and after which date no Awards may be granted, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

3.    Definitions.    The following definitions shall apply throughout the Plan.

              (a)  "Affiliate" means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

              (b)  "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award and/or Performance Compensation Award granted under the Plan.

              (c) "Beneficial Ownership" has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

              (d)  "Board" means the Board of Directors of the Company.

              (e)  "Cause" means, in the case of a particular Award, unless the applicable Award agreement states otherwise, the Company or an Affiliate having "cause" to terminate the Participant's employment or service, (i) as such term is defined in any employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting, change-in-control, severance or other agreement (or the absence of any definition of "cause" or term of similar import therein), due to the Participant's (A) willful misconduct or gross neglect of his duties; (B) having engaged in conduct harmful (whether financially, reputationally or otherwise) to the Company or an Affiliate; (C) failure or refusal to perform his duties; (D) conviction of, or guilty or no contest plea to, a felony or any crime involving dishonesty or moral turpitude; (E) willful violation of the written policies of the Company or an Affiliate; (F) misappropriation or misuse of Company or Affiliate funds or property or other act of personal dishonesty in connection with his employment; or (G) willful breach of fiduciary duty. The determination of whether Cause exists shall be made by the Committee in its sole discretion.

              (f) "Change in Control" shall, in the case of a particular Award, unless the applicable Award agreement (or any employment, consulting, change-in-control, severance or other agreement between the

              Participant and the Company or an Affiliate) states otherwise, be deemed to occur upon any of the following events:

                (i)  the acquisition by any Person of Beneficial Ownership of 30% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, including Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (including, but not limited, to the exercise of any rights to exchange non-voting common interest units of Virtu Financial LLC and paired shares of Class C common stock or Class D common stock for shares of Class A Common Stock or Class B common stock, and any rights to exchange or convert Class B common stock for Class A Common Stock); or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors (the "Outstanding

2020 Proxy Statement	73

  Company Voting Securities"); but excluding any acquisition by the Company or any of its Affiliates, or by Vincent Viola, his Permitted Transferees or any of their respective Affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its Affiliates;

               (ii)  a change in the composition of the Board such that members of the Board during any consecutive 12-month period (the "Incumbent Directors") cease to constitute a majority of the Board. Any person becoming a director through election or nomination for election approved by a valid vote of at least two-thirds of the Incumbent Directors shall be deemed an Incumbent Director; provided, however, that no individual becoming a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

              (iii)  the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company; or

              (iv)  the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a "Business Combination"), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a "Sale"), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of the entity resulting from such Business Combination or the entity that acquired all or substantially all of the business or assets of the Company in such Sale (in either case, the "Surviving Company"), or the ultimate parent entity that has Beneficial Ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the "Parent Company"), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination or Sale.

              (g)  "Class A Common Stock" means the Class A common stock of the Company, par value $0.00001 per share (and any stock or other securities into which such common shares may be converted or into which it may be exchanged).

              (h)  "Class B Common Stock" means the Class B common stock of the Company, par value $0.00001 per share.

              (i) "Class C Common Stock" means the Class C common stock of the Company, par value $0.00001 per share.

              (j) "Class D Common Stock" means the Class D common stock of the Company, par value $0.00001 per share.

              (k) "Code" means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto. References to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successors thereto.

              (l) "Committee" means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to obtain the exception for performance-based compensation under Section 162(m) of the

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Code or to comply with Rule 16b-3 promulgated under the Exchange Act in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.

              (m)  "Common Stock" means collectively or individually the Class A Common Stock.

              (n)  "Disability" means cause for termination of the Participant's employment or service due to a determination that the Participant is disabled in accordance with a long-term disability insurance program maintained by the Company or a determination by the U.S. Social Security Administration that the Participant is totally disabled.

              (o)  "Eligible Person" means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employee, director, officer, consultant or advisor who has accepted an offer of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he begins employment with or providing services to the Company or its Affiliates.

              (p)  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto. References to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successors thereto.

              (q)  "Fair Market Value" means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on such exchange on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; or (ii) if the Common Stock is not listed on any national securities exchange, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

              (r) "Incentive Stock Option" means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

              (s) "NASDAQ" means The Nasdaq Global Market.

              (t) "Nonqualified Stock Option" means an Option which is not designated by the Committee as an Incentive Stock Option.

              (u)  "Option" means an Award granted under Section 7 of the Plan.

              (v) "Performance Compensation Award" means an Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

              (w)  "Performance Criteria" shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

              (x) "Performance Formula" shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

              (y) "Performance Goals" shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

              (z) "Performance Period" shall mean the one or more periods of time as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining the Participant's right to, and the payment of, a Performance Compensation Award.

              (aa)  "Person" has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a

2020 Proxy Statement	75

corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.

              (bb)  "Restricted Stock" means an Award of Common Stock, subject to certain specified restrictions, granted under Section 9 of the Plan.

              (cc)  "Restricted Stock Unit" means an Award of an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain specified restrictions, granted under Section 9 of the Plan.

              (dd)  "Securities Act" means the U.S. Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

              (ee)  "Stock Appreciation Right" or "SAR" means an Award granted under Section 8 of the Plan.

4.    Administration.

              (a)  The Committee shall administer the Plan, and shall have the sole and plenary authority to: (i) designate Participants; (ii) determine the type, size, and terms and conditions of Awards to be granted; (iii) determine the method by which an Award may be settled, exercised, canceled, forfeited, or suspended; (iv) determine the circumstances under which the delivery of cash, property or other amounts payable with respect to an Award may be deferred either automatically or at the Participant's or Committee's election; (v) interpret and administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any Award granted under, the Plan; (vi) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (vii) accelerate the vesting, delivery or exercisability of, payment for or lapse of restrictions on, or waive any condition in respect of, Awards; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or to comply with any applicable law, including Section 162(m) of the Code. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if applicable and if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, or any exception or exemption under the rules of NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be (i) a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and (ii) an "outside director" within the meaning of Section 162(m) of the Code and/or (iii) an "independent director" under the rules of NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted ("Eligible Director"). However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.

              (b)  The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person(s) selected by it, except for grants of Awards to persons (i) who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act or (ii) who are or may reasonably be expected to be "covered employees" for purposes of Section 162(m) of the Code. Any such allocation or delegation may be revoked by the Committee at any time.

              (c) As further set forth in Section 15(f) of the Plan, the Committee shall have the authority to amend the Plan and Awards to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without shareholder approval if such approval is required by applicable law or regulation.

              (d)  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions regarding the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive

76	2020 Proxy Statement

and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

              (e)  No member of the Board, the Committee or any employee or agent of the Company (each such person, an "Indemnifiable Person") shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys' fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be involved as a party, witness or otherwise by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company's approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company's choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person's fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company's Certificate of Incorporation or By-laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company's Certificate of Incorporation or By-laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

              (f) The Board may at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.    Grant of Awards; Shares Subject to the Plan; Limitations.

              (a)  The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.

              (b)  Subject to Section 12 of the Plan and subsection (e) below, the following limitations apply to the grant of Awards: (i) no more than 16,000,000 shares of Class A Common Stock may be delivered in the aggregate pursuant to Awards granted under the Plan; (ii) no more than 1,000,000 shares of Class A Common Stock may be subject to grants of Options or SARs under the Plan to any single Participant during any 12-month period; provided, however, that the limitation set forth in this clause (ii) shall not apply to the initial grant of Options to Vincent Viola in connection with the Company's initial public offering; (iii) no more than 16,000,000 shares of Class A Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) no more than 1,000,000 shares of Class A Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any Participant for a single Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 1,000,000 shares of Class A Common Stock on the last day of the Performance Period to which such Award relates; (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single year in the event a Performance Period extends beyond a single year) pursuant to a Performance Compensation Award denominated in cash described in Section 11(a) of the Plan shall be $10,000,000; and (vi) the maximum amount (based on the Fair Market Value of shares of Common Stock on the date of grant as determined in accordance with applicable financial accounting rules) of Awards that may be granted in any single fiscal year to any non-employee director shall be $300,000; provided, that the foregoing

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limitation shall not apply in respect of any Restricted Stock Units issued to a non-employee director in lieu of payment of cash director compensation or board or committee fees or in respect of any one-time initial equity grant upon a non-employee director's appointment to the Board.

              (c) Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that if shares of Common Stock issued upon exercise, vesting or settlement of an Award, or shares of Common Stock owned by the Participant are surrendered or tendered to the Company in payment of the Exercise Price or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, such surrendered or tendered shares shall again become available for other Awards; provided, further, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options. If and to the extent all or any portion of an Award expires, terminates or is canceled or forfeited for any reason without the Participant having received any benefit therefrom, the shares covered by such Award or portion thereof shall again become available for other Awards. For purposes of the foregoing sentence, the Participant shall not be deemed to have received any "benefit" (i) in the case of forfeited Restricted Stock by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor.

              (d)  Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

              (e)  The Committee may grant Awards in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines ("Substitute Awards"), and such Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards; provided, that Substitute Awards issued or intended as "incentive stock options" within the meaning of Section 422 of the Code shall be counted against the aggregate number of Incentive Stock Options available under the Plan.

6.    Eligibility.    Participation shall be limited to Eligible Persons who have been selected by the Committee and who have entered into an Award agreement with respect to an Award granted to them under the Plan (each such Eligible Person, a "Participant").

7.    Options.

              (a)    Generally.    Each Option shall be subject to the conditions set forth in the Plan and in the Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the Award agreement expressly states otherwise. Incentive Stock Options shall be granted only subject to and in compliance with Section 422 of the Code, and only to Eligible Persons who are employees of the Company and its Affiliates and who are eligible to receive an Incentive Stock Option under the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

              (b)    Exercise Price.    The exercise price ("Exercise Price") per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share, determined as of the date of grant. Any modification to the Exercise Price of an outstanding Option shall be subject to the prohibition on repricing set forth in Section 14(b).

              (c)    Vesting, Exercise and Expiration.    The Committee shall determine the manner and timing of vesting, exercise and expiration of Options. The period between date of grant and the scheduled expiration date of the Option ("Option Period") shall not exceed ten years, unless the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company's securities trading policy or a Company-imposed "blackout period", in which case the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code). The Committee may accelerate the vesting and/or exercisability of any Option, which acceleration shall not affect any other terms and conditions of such Option.

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              (d)    Method of Exercise and Form of Payment.    No shares of Common Stock shall be delivered pursuant to any exercise of an Option until the Participant has made payment in full to the Company of the Exercise Price and an amount equal to any U.S. Federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. Options may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third party administrator) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price and all applicable required withholding taxes shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest; or (ii) by such other method as the Committee may permit, including without limitation: (A) in other property having a Fair Market Value on the date of exercise equal to the Exercise Price and all applicable required withholding taxes; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted "cashless exercise" pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes; or (C) by means of a "net exercise" procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. Notwithstanding the foregoing, unless otherwise determined by the Committee, if on the last day of the Option Period, the Fair Market Value exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by the Participant on such last day by means of a "net exercise" procedure described above. Any fractional shares of Common Stock shall be settled in cash.

              (e)    Notification upon Disqualifying Disposition of an Incentive Stock Option.    Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the date of grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.

              (f)    Compliance with Laws, etc.    Notwithstanding the foregoing, in no event shall the Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the Common Stock of the Company is listed or quoted.

              (g)    Incentive Stock Option Grants to 10% Shareholders.    Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a subsidiary or a parent of the Company, the Option Period shall not exceed five years from the date of grant of such Option and the Option Price shall be at least 110% of the Fair Market Value (on the date of grant) of the shares subject to the Option.

              (h)    $100,000 Per Year Limitation for Incentive Stock Options.    To the extent the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

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8.    Stock Appreciation Rights (SARs).

              (a)    Generally.    Each SAR shall be subject to the conditions set forth in the Plan and the Award agreement. Any Option granted under the Plan may include a tandem SAR. The Committee also may award SARs independent of any Option.

              (b)    Strike Price.    The strike price ("Strike Price") per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the date of grant); provided, however, that a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option. Any modification to the Strike Price of an outstanding SAR shall be subject to the prohibition on repricing set forth in Section 14(b).

              (c)    Vesting and Expiration.    A SAR granted in tandem with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independently of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "SAR Period"); provided, however, that notwithstanding any vesting or exercisability dates set by the Committee, the Committee may accelerate the vesting and/or exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to vesting and/or exercisability. If the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company's securities trading policy or a Company-imposed "blackout period", the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code).

              (d)    Method of Exercise.    SARs may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third party administrator) in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

              (e)    Payment.    Upon the exercise of a SAR, the Company shall pay to the holder thereof an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any U.S. Federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

9.    Restricted Stock and Restricted Stock Units.

              (a)    Generally.    Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in the Plan and the Award agreement. The Committee shall establish restrictions applicable to such Restricted Stock and Restricted Stock Units, including the period over which the restrictions shall apply (the "Restricted Period"), and the time or times at which Restricted Stock or Restricted Stock Units shall become vested. The Committee may accelerate the vesting and/or the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units, which acceleration shall not affect any other terms and conditions of such Awards. No shares shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award.

              (b)    Stock Certificates; Escrow or Similar Arrangement.    Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company's directions. The Committee also may cause a stock certificate registered in the name of the Participant to be issued. In such event, the Committee may provide that such certificates shall be held by the Company or in escrow rather than delivered to the Participant pending vesting and release of restrictions, in which case the Committee may require the Participant to execute and deliver to the Company (i) an

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escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock. If the Participant shall fail to execute and deliver the escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the Award agreement, the Participant shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock.

              (c)    Restrictions; Forfeiture.    Restricted Stock and Restricted Stock Units awarded to the Participant shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and shall be subject to the restrictions on transferability set forth in the Award agreement. In the event of any forfeiture, all rights of the Participant to such Restricted Stock (or as a shareholder with respect thereto), and/or to such Restricted Stock Units, as applicable, including to any dividends and/or dividend equivalents that may have been accumulated and withheld during the Restricted Period in respect thereof, shall terminate without further action or obligation on the part of the Company. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Restricted Stock Unit Award, such action is appropriate.

              (d)    Delivery of Restricted Stock and Settlement of Restricted Stock Units.

                (i)  Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock and the attainment of any other vesting criteria, the restrictions set forth in the applicable Award agreement shall be of no further force or effect, except as set forth in the Award agreement. If an escrow arrangement is used, upon such expiration the Company shall deliver to the Participant or his beneficiary (via book entry notation or, if applicable, in stock certificate form) the shares of Restricted Stock with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to the Restricted Stock shall be distributed to the Participant in cash or in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share.

               (ii)  Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary (via book entry notation or, if applicable, in stock certificate form), one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained ("Released Unit"); provided, however, that the Committee may elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Released Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, if determined by the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, if determined by the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the holder thereof shall have no right to such dividend equivalent payments.

              (e)    Legends on Restricted Stock.    Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

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    TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE VIRTU FINANCIAL, INC.AMENDED AND RESTATED 2015 MANAGEMENT INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF                           , BETWEEN VIRTU FINANCIAL, INC. AND . A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF VIRTU FINANCIAL, INC.

10.    Other Stock-Based Awards.    The Committee may issue unrestricted Common Stock, rights to receive future grants of Awards, or other Awards denominated in Common Stock (including performance shares or performance units), or Awards that provide for cash payments based in whole or in part on the value or future value of shares of Common Stock under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time determine ("Other Stock-Based Awards"). Each Other Stock-Based Award shall be evidenced by an Award agreement which may include conditions including without limitation the payment by the Participant of the Fair Market Value of such shares of Common Stock on the date of grant.

11.    Performance Compensation Awards.

              (a)    Generally.    The Committee shall have the authority, at or before the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as "performance based compensation" under Section 162(m). Notwithstanding the foregoing, (i) any Award to a Participant who is a "covered employee" within the meaning of Section 162(m) for a fiscal year that satisfies the requirements of this Section 11 may be treated as a Performance Compensation Award in the absence of any such Committee designation and (ii) if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a "covered employee" within the meaning of Section 162(m), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 14 of the Plan).

              (b)    Discretion of Committee with Respect to Performance Compensation Awards.    The Committee may select the length of a Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) and the Performance Formula. Within the first 90 days of a Performance Period (or the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing (which may be in the form of minutes of a meeting of the Committee).

              (c)    Performance Criteria.    The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis; (viii) earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other "value creation" metrics; (xvii) enterprise value; (xviii) stockholder return; (xix) client retention; (xx) competitive market metrics; (xxi) employee retention; (xxii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting

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divisional or project budgets); (xxiii) system-wide revenues; (xxiv) cost of capital, debt leverage year-end cash position or book value; (xxv) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or (xxvi) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or a percentage of a prior period's Performance Criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting, delivery and exercisability of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

              (d)    Modification of Performance Goal(s).    The Committee may alter Performance Criteria without obtaining shareholder approval if applicable tax and/or securities laws so permit. The Committee may modify the calculation of a Performance Goal during the first 90 days of a Performance Period (or within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter if the change would not cause any Performance Compensation Award to fail to qualify as "performance-based compensation" under Section 162(m), to reflect any of the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company's fiscal year.

              (e)    Payment of Performance Compensation Awards.

                (i)    Condition to Receipt of Payment.    Unless otherwise provided in the applicable Award agreement or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, the Participant must be employed by or rendering services for the Company or an Affiliate on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

                (ii)    Limitation.    Unless otherwise provided in the applicable Award agreement, or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, the Participant shall be eligible to receive payment or delivery, as applicable, in respect of a Performance Compensation Award only to the extent the Committee determines that: (A) the Performance Goals for such period are achieved, as determined by the Committee; and (B) all or some of the portion of such Participant's Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals, as determined by the Committee; provided, however, that if so provided by the Committee in its sole discretion, in the event of (x) the termination of the Participant's employment or service by the Company other than for Cause (and other than due to death or Disability), in each case within 12 months following a Change in Control, or (y) the termination of a Participant's employment or service due to the Participant's death or Disability, the Participant shall receive payment in respect of a Performance Compensation Award based on (1) actual performance through the date of termination as determined by the Committee, or (2) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee (but not to the extent that application of this clause (2) would cause Section 162(m) of the Code to result in the loss of the deduction of the compensation payable in respect of such Performance Compensation Award for any Participant reasonably expected to be a "covered

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  employee" within the meaning of Section 162(m) of the Code), in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.

                (iii)    Certification.    Following the completion of a Performance Period, the Committee shall review and certify in writing (which may be in the form of minutes of a meeting of the Committee) whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing (which may be in the form of minutes of a meeting of the Committee) that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant's Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply discretion to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code. Unless otherwise provided in the applicable Award agreement, the Committee shall not have the discretion to (A) provide payment or delivery in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

              (f)    Timing of Award Payments.    Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Unless otherwise provided in an Award agreement, any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii)).

12.    Changes in Capital Structure and Similar Events.    In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in any case an adjustment is determined by the Committee to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following: (i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria, Performance Formula and Performance Goals); (ii) providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the delivery, vesting and/or exercisability of, lapse of restrictions and/or other conditions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and (iii) cancelling any one or more outstanding Awards (or awards of an acquiring company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination

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thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect any "equity restructuring" (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)). Except as otherwise determined by the Committee, any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 promulgated under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13.    Effect of Change in Control.    Except to the extent otherwise provided in an Award agreement, or any applicable employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary:

              (a)  In the event the Participant's employment with the Company or an Affiliate is terminated by the Company or Affiliate without Cause (and other than due to death or Disability) on or within 12 months following a Change in Control, the Committee may provide that all Options and SARs held by such Participant shall become immediately exercisable with respect to 100% of the shares subject to such Options and SARs, and that the Restricted Period (and any other conditions) shall expire immediately with respect to 100% of the shares of Restricted Stock and Restricted Stock Units and any other Awards held by such Participant (including a waiver of any applicable Performance Goals); provided, that in the event the vesting or exercisability of any Award would otherwise be subject to the achievement of performance conditions, the portion of such Award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of target performance as determined by the Committee and prorated for the number of days elapsed from the grant date of such Award through the date of termination.

              (b)  In addition, the Committee may upon at least ten (10) days' advance notice to the affected persons, cancel any outstanding Award and pay to the holders thereof, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the above, the Committee shall exercise such discretion over any Award subject to Code Section 409A at the time such Award is granted.

              To the extent practicable, the provisions of this Section 13 shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Stock subject to their Awards.

14.    Amendments and Termination.

              (a)    Amendment and Termination of the Plan.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted, for changes in GAAP to new accounting standards, or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, unless the Committee determines

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that such amendment, alteration, suspension, discontinuance or termination either is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 14(b) without shareholder approval.

              (b)    Amendment of Award Agreements.    The Committee may, to the extent not inconsistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after the Participant's termination of employment or service with the Company); provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant unless the Committee determines that such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination either is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation; provided, further, that except as otherwise permitted under Section 12 of the Plan, if (i) the Committee reduces the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee cancels any outstanding Option or SAR and replaces it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company's proxy statement or Form 10-K (if applicable) as Options which have been "repriced" (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any "repricing" for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) or (iii) the Committee takes any other action which is considered a "repricing" for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, then, in the case of the immediately preceding clauses (i) through (iii), any such action shall not be effective without shareholder approval.

15.    General.

              (a)    Award Agreements; Other Agreements.    Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. An Award agreement may be in written or electronic form and shall be signed (either in written or electronic form) by the Participant and a duly authorized representative of the Company. The terms of any Award agreement, or any employment, change-in-control, severance or other agreement in effect with the Participant, may have terms or features different from and/or additional to those set forth in the Plan, and, unless expressly provided otherwise in such Award or other agreement, shall control in the event of any conflict with the terms of the Plan.

              (b)    Nontransferability.

                (i)  Each Award shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

               (ii)  Notwithstanding the foregoing, the Committee may permit Awards (other than Incentive Stock Options) to be transferred by the Participant, without consideration, subject to such rules as the Committee may adopt, to: (A) any person who is a "family member" of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the "Immediate Family Members"); (B) a trust solely for the benefit of the Participant and his Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and his Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Board or the Committee, or (2) as provided in the applicable Award agreement; (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a "Permitted Transferee"); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the

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  Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

              (iii)  The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to the Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant's employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the transferred Award, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

              (c)    Dividends and Dividend Equivalents.    The Committee may provide the Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends or dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time); provided, further, that dividend equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than 60 days, after such Awards are earned and become payable or distributable (and the right to any such accumulated dividends or dividend equivalents shall be forfeited upon the forfeiture of the Award to which such dividends or dividend equivalents relate).

              (d)    Tax Withholding.

                (i)  The Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right (but not the obligation) and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to the Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes.

               (ii)  Without limiting the generality of clause (i) above, the Committee may permit the Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) payment in cash; (B) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (C) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

              (e)    No Claim to Awards; No Rights to Continued Employment.    No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to

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be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board.

              (f)    International Participants.    With respect to Participants who reside or work outside of the United States and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may amend the terms of the Plan or appendices thereto, or outstanding Awards, with respect to such Participants, in order to conform such terms with or accommodate the requirements of local laws, procedures or practices or to obtain more favorable tax or other treatment for the Participant, the Company or its Affiliates. Without limiting the generality of this subsection, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability, retirement or other terminations of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions or payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

              (g)    Beneficiary Designation.    The Participant's beneficiary shall be deemed to be his spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, his estate, except to the extent a different beneficiary is designated in accordance with procedures that may be established by the Committee from time to time for such purpose. Notwithstanding the foregoing, in the absence of a beneficiary validly designated under such Committee-established procedures and/or applicable law who is living (or in existence) at the time of death of a Participant residing or working outside the United States, any required distribution under the Plan shall be made to the executor or administrator of the estate of the Participant, or to such other individual as may be prescribed by applicable law.

              (h)    Termination of Employment or Service.    Except as otherwise provided in an Award agreement, or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if the Participant's employment with the Company or its Affiliates terminates, but such Participant continues to provide services with the Company or its Affiliates in a non-employee capacity (including as a Non-Employee Director) (or vice versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.

              (i)    No Rights as a Shareholder.    Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

              (j)    Government and Other Regulations.

                (i)  Nothing in the Plan shall be deemed to authorize the Committee or Board or any members thereof to take any action contrary to applicable law or regulation, or rules of NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

               (ii)  The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the

88	2020 Proxy Statement

  applicable Award agreement, the U.S. Federal securities laws, or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company's instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

              (iii)  The Committee may cancel an Award or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company's acquisition of shares of Common Stock from the public markets, the Company's issuance of Common Stock to the Participant, the Participant's acquisition of Common Stock from the Company and/or the Participant's sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless prevented by applicable laws, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

              (k)    No Section 83(b) Elections Without Consent of Company.    No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If the Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

              (l)    Payments to Persons Other Than Participants.    If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

              (m)    Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

              (n)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and the Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the

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Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

              (o)    Reliance on Reports.    Each member of the Committee and each member of the Board (and their respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

              (p)    Relationship to Other Benefits.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

              (q)    Purchase for Investment.    Whether or not the Options and shares covered by the Plan have been registered under the Securities Act, each person exercising an Option under the Plan or acquiring shares under the Plan, may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant upon the exercise of any Option granted under the Plan.

              (r)    Governing Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

              (s)    Severability.    If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

              (t)    Obligations Binding on Successors.    The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.

              (u)    409A of the Code.

                (i)  It is intended that the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan or any other plan maintained by the Company, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant or any beneficiary harmless from any or all of such taxes or penalties. With respect to any Award that is considered "deferred compensation" subject to Section 409A of the Code, references in the Plan to "termination of employment" (and substantially similar phrases) shall mean "separation from service" within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

               (ii)  Notwithstanding anything in the Plan to the contrary, if the Participant is a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are "deferred compensation" subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant's "separation from service"

90	2020 Proxy Statement

  within the meaning of Section 409A of the Code or, if earlier, the Participant's date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

              (iii)  In the event that the timing of payments in respect of any Award that would otherwise be considered "deferred compensation" subject to Section 409A of the Code would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of "Disability" pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

              (v)    Clawback/Forfeiture.    Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may cancel such Award if the Participant, without the consent of the Company, has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate while employed by or providing services to the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, or violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any Affiliate, as determined by the Committee. The Committee may also provide in an Award agreement that in such event, the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and must promptly repay such amounts to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company. To the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award agreements).

              (w)    No Representations or Covenants With Respect to Tax Qualification.    Although the Company may endeavor to (i) qualify an Award for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

              (x)    Code Section 162(m) Re-approval.    If the Company becomes subject to the provisions of Section 162(m) of the Code, the Committee may, for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code, submit the provisions of the Plan regarding Performance Compensation Awards for re-approval by the shareholders of the Company (i) prior to the first shareholder meeting at which directors are to be elected that occurs in calendar year 2019, or such earlier time as required under applicable Treasury Regulations, and (ii) thereafter not later than every five years in accordance with applicable Treasury Regulations. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such shareholder approval has not been obtained.

              (y)    Expenses; Gender; Titles and Headings.    The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

* * *

As adopted by the Board of Directors of the Company on May 18, 2017.

As approved by the shareholders of the Company on June 30, 2017.

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 4, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VIRT2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 4, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VIRTU FINANCIAL, INC. ONE LIBERTY PLAZA 165 BROADWAY NEW YORK, NY 10006 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D12745-P39012 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. VIRTU FINANCIAL, INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! !! 1. Election of Directors Nominees: 01) 02) 03) 04) Douglas A. Cifu Joseph J. Grano, Jr. Robert Greifeld John F. (Jack) Sandner The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! ! ! ! ! ! ! 2. Advisory Vote to Approve Compensation of Named Executive Officers. 3. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2020. 4. Proposal to approve an amendment to the Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan to increase the number of shares authorized for issuance thereunder. NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any postponement(s) and adjournment(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. D12746-P39012 VIRTU FINANCIAL, INC. Annual Meeting of Stockholders June 5, 2020 9:00 AM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Douglas Cifu and Alex Ioffe, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIRTU FINANCIAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, ET on June 5, 2020 held virtually at www.virtualshareholdermeeting.com/VIRT2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side